                                                                  EXHIBIT 10.21




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                                MASTER AGREEMENT


                            Dated as of May 30, 2000


                                     among


                           DISCOUNT AUTO PARTS, INC.,
                                as a Guarantor,


               DISCOUNT AUTO PARTS DISTRIBUTION CENTER, INC. AND
                         CERTAIN OTHER SUBSIDIARIES OF
                           DISCOUNT AUTO PARTS, INC.
                    THAT MAY HEREAFTER BECOME PARTY HERETO,
                                   as Lessees


                   ATLANTIC FINANCIAL GROUP, LTD., as Lessor,


                 CERTAIN FINANCIAL INSTITUTIONS PARTIES HERETO,
                                   as Lenders


                                      and


                            SUNTRUST BANK, as Agent




===============================================================================

                               TABLE OF CONTENTS

                                                                           Page



ARTICLE I.     DEFINITIONS; INTERPRETATION...............................    1

ARTICLE II.    ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
               NATURE OF TRANSACTION.....................................    2
      SECTION 2.1  Agreement to Acquire, Construct, Fund and Lease.......    2
                   (a)  Land.............................................    2
                   (b)  Building.........................................    2

      SECTION 2.2  Fundings of Purchase Price, Development Costs
                   and Construction Costs................................    2
                   (a)  Initial Funding and Payment of Purchase
                        Price for Land and Development Costs on
                        Closing Date.....................................    2
                   (b)  Subsequent Fundings and Payments of
                        Construction Costs during Construction Term......    3
                   (c)  Aggregate Limits on Funded Amounts...............    3
                   (d)  Notice, Time and Place of Fundings...............    3
                   (e)  Lessee's Deemed Representation for Each Funding..    4
                   (f)  Not Joint Obligations............................    4
                   (g)  Non-Pro Rata Fundings............................    5
      SECTION 2.3  Funded Amounts and Interest and Yield Thereon.........    5
      SECTION 2.4  Lessee Owner for Tax Purposes.........................    6
      SECTION 2.5  Amounts Due Under Lease...............................    6

ARTICLE III.   CONDITIONS PRECEDENT; DOCUMENTS...........................    8
      SECTION 3.1  Conditions to the Obligations of the Funding
                   Parties on each Closing Date..........................    8
                   (a)  Documents........................................    8
                        (i)    Deed and Purchase Agreement...............    8
                        (ii)   Lease Supplement..........................    8
                        (iii)  Mortgage and Assignment of Lease and Rents    8
                        (iv)   Security Agreement and Assignment.........    9
                        (v)    Survey....................................    9
                        (vi)   Title and Title Insurance.................    9
                        (vii)  Appraisal.................................   10
                        (viii) Environmental Audit and related
                               Reliance Letter...........................   10
                        (ix)   Evidence of Insurance.....................   10
                        (x)    UCC Financing Statement; Recording Fees;
                               Transfer Taxes............................   10
                        (xi)   Opinions..................................   11




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                        (xii)  Good Standing Certificates...............    11
                        (xiii) IDB Property.............................    11
                   (b)  Litigation .....................................    11
                   (c)  Legality .......................................    11
                   (d)  No Events.......................................    12
                   (e)  Representations.................................    12
                   (f)  Cutoff Date.....................................    12
                   (g)  Transaction Expenses ...........................    12
                   (h)  Approval .......................................    12
      SECTION 3.2  Additional Conditions for the Initial Closing Date...    12
                        (i)    Loan Agreement; Guaranty Agreement.......    12
                        (ii)   Master Agreement.........................    12
                        (iii)  Construction Agency Agreement ...........    13
                        (iv)   Lease ...................................    13
                        (v)    Lessee's Resolutions and Incumbency
                               Certificate, etc. .......................    13
                        (vi)   Opinions of Counsel .....................    13
                        (vii)  Good Standing Certificate ...............    13
                        (viii) Lessor's Consents and Incumbency
                               Certificate, etc. .......................    13
                        (ix)   Increase in Revolving Credit Agreement...    14
      SECTION 3.3  Conditions to the Obligations of Lessee .............    14
                   (a)  General Conditions .............................    14
                   (b)  Legality .......................................    14
                   (c)  Purchase Agreement; Ground Lease ...............    14
      SECTION 3.4  Conditions to the Obligations of the Funding
                   Parties on each Funding Date.........................    14
                   (a)  Funding Request.................................    14
                   (b)  Condition Fulfilled.............................    15
                   (c)  Representations.................................    15
                   (d)  No Bonded Stop Notice or Filed Mechanics Lien...    15
                   (e)  Lease Supplement ...............................    15
      SECTION 3.5  Completion Date Conditions...........................    15
                   (a)  Title Policy Endorsements; Architect's
                        Certificate.....................................    15
                   (b)  Construction Completion.........................    16
                   (c)  Construction Agent Certification ...............    16
      SECTION 3.6  Addition of Lessees .................................    17

ARTICLE IV.    REPRESENTATIONS .........................................    18
      SECTION 4.1  Representations of DAP, DAP SUB and other Lessees ...    18
                   (a)  Organization and Qualification .................    18
                   (b)  Corporate Authority.............................    18
                   (c)  Financial Statements ...........................    18
                   (d)  Tax Returns.....................................    19

                   (e)  Actions Pending; Compliance With Laws...........    19
                   (f)  Representations; No Defaults....................    19
                   (g)  Title to Properties; Capitalized Leases.........    19
                   (h)  Enforceability of Agreement.....................    20
                   (i)  Consent.........................................    20
                   (j)  Use of Proceeds; Federal Reserve Regulations....    20
                   (k)  ERISA...........................................    20
                   (l)  Subsidiaries....................................    21
                   (m)  Outstanding Consolidated Funded Debt............    21
                   (n)  Conflicting Agreements; Dividend or
                        Redemption Limitations..........................    21
                   (o)  Environmental Matters - General.................    22
                   (p)  Possession of Franchises, Licenses, Etc. .......    23
                   (r)  Governmental Consent............................    23
                   (s)  Disclosure......................................    24
                   (t)  Labor Matters...................................    24
                   (u)  Intercompany Loans; Dividends...................    24
                   (v)  Securities Acts.................................    24
                   (w)  Investment Company Act; Holding Company.........    25
                   (x)  Regulation T, Etc. .............................    25
                   (y)  Changes in Financial Condition;
                         Adverse Developments...........................    25
                   (z)  Hazardous Materials - Leased Properties.........    25
                   (aa) Leased Property.................................    27
                   (bb) Flood Hazard Areas..............................    27
      SECTION 4.2  Survival of Representations and Effect of Fundings...    27
                   (a)  Survival of Representations and Warranties......    27
                   (b)  Each Funding a Representation...................    27
      SECTION 4.3  Representations of the Lessor........................    27
                   (a)  Securities Act..................................    28
                   (b)  Due Organization, etc. .........................    28
                   (c)  Due Authorization; Enforceability, etc. ........    28
                   (d)  No Conflict.....................................    28
                   (e)  Litigation......................................    28
                   (f)  Lessor Liens....................................    28
                   (g)  Employee Benefit Plans..........................    29
                   (h)  General Partner.................................    29
                   (i)  Financial Information...........................    29
                   (j)  No Offering.....................................    29
                   (k)  Investment Company..............................    30
      SECTION 4.4  Representations of each Lender.......................    30
                   (a)  Securities Act..................................    30
                   (b)  Employee Benefit Plans..........................    30




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

ARTICLE V.     COVENANTS OF DAP AND THE LESSOR..........................    30
      SECTION 5.1  Corporate Existence, Etc. ...........................    30
      SECTION 5.2  Compliance with Laws, Etc. ..........................    30
      SECTION 5.3  Payment of Taxes and Claims, Etc. ...................    30
      SECTION 5.4  Keeping of Books.....................................    31
      SECTION 5.5  Visitation, Inspection, Etc. ........................    31
      SECTION 5.6  Insurance; Maintenance of Properties.................    31
      SECTION 5.7  Reporting Covenants..................................    32
                   (a)  Annual Financial Statements.....................    32
                   (b)  Quarterly Financial Statements..................    32
                   (c)  No Default/Compliance Certificate...............    32
                   (d)  Notice of Default...............................    33
                   (e)  Litigation......................................    33
                   (f)  Environmental Notices...........................    33
                   (g)  ERISA...........................................    33
                   (h)  Liens...........................................    34
                   (i)  Public Filings, Etc. ...........................    34
                   (j)  Accountants' Reports............................    35
                   (k)  Trademarks; Labor Disputes, Etc. ...............    35
                   (l)  New Subsidiaries................................    35
                   (m)  Intercompany Asset Transfers....................    35
                   (n)  Other Information...............................    35
      SECTION 5.8  Financial Covenants..................................    35
                   (a)  Interest Coverage Ratio.........................    35
                   (b)  Consolidated Funded Debt to Total
                        Capitalization Ratio............................    36
                   (c)  Maximum Consolidated Funded Debt to
                        Consolidated EBITDAR............................    36
      SECTION 5.9  Notices Under Certain Other Consolidated Funded Debt.    36
      SECTION 5.10 Fiscal Year..........................................    36
      SECTION 5.11 Subordination of Intercompany Loans..................    36
      SECTION 5.12 Subsidiaries/Guarantors..............................    36
      SECTION 5.13 Liens................................................    37
      SECTION 5.14 Mergers, Acquisitions, Sales, Etc. ..................    38
      SECTION 5.15 Investments, Loans, Etc. ............................    39
      SECTION 5.16 Transactions with Affiliates.........................    40
      SECTION 5.17 Changes in Business..................................    40
      SECTION 5.18 ERISA................................................    40
      SECTION 5.19 Limitation on Payment Restrictions Affecting
                   Consolidated Companies...............................    40
      SECTION 5.20 Subsidiary Indebtedness..............................    41
      SECTION 5.21 Use of Proceeds......................................    41
      SECTION 5.22 Further Assurances...................................    41
      SECTION 5.23 Additional Required Appraisals.......................    41
      SECTION 5.24 Lessor's Covenants...................................    41




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      SECTION 5.25 Lenders' Covenants...................................    43

ARTICLE VI.    TRANSFERS BY LESSOR AND LENDERS..........................    43
      SECTION 6.1  Lessor Transfers.....................................    43
      SECTION 6.2  Lender Transfers.....................................    43

ARTICLE VII.   INDEMNIFICATION..........................................    45
      SECTION 7.1  General Indemnification..............................    45
      SECTION 7.2  Environmental Indemnity..............................    47
      SECTION 7.3  Proceedings in Respect of Claims.....................    49
      SECTION 7.4  General Tax Indemnity................................    50
                   (a) Tax Indemnity....................................    50
                   (b) Exclusions from General Tax Indemnity............    51
                   (c) Contests.........................................    53
                   (d) Reimbursement for Tax Savings....................    54
                   (e) Payments.........................................    55
                   (f) Reports..........................................    55
                   (g) Verification.....................................    56
      SECTION 7.5  Increased Costs, etc. ...............................    56
                   (a) Illegality.......................................    56
                   (b) Requirements of Law..............................    57
                   (c) Capital Adequacy.................................    57
                   (d) Taxes............................................    58
                   (e) Tax Forms........................................    59
                   (f) Breakage Costs...................................    59
                   (g) Action of Affected Funding Parties...............    60
      SECTION 7.6  End of Term Indemnity................................    60

ARTICLE VIII.  MISCELLANEOUS............................................    61
      SECTION 8.1  Survival of Agreements...............................    61
      SECTION 8.2  Notices..............................................    61
      SECTION 8.3  Counterparts.........................................    62
      SECTION 8.4  Amendments...........................................    62
      SECTION 8.5  Headings, etc. ......................................    63
      SECTION 8.6  Parties in Interest..................................    63
      SECTION 8.7  GOVERNING LAW........................................    63
      SECTION 8.8  Expenses.............................................    63
      SECTION 8.9  Severability.........................................    64
      SECTION 8.10 Liabilities of the Funding Parties:
                   Sharing of Payments..................................    64
      SECTION 8.11 Submission to Jurisdiction; Waivers..................    64
      SECTION 8.12 Liabilities of the Agent.............................    65

APPENDIX A        Definitions and Interpretation


                                   SCHEDULES

SCHEDULE 2.2      Commitments
SCHEDULE 4.1(c)   Material Adverse Effect
SCHEDULE 4.1(d)   Taxes
SCHEDULE 4.1(e)   Litigation
SCHEDULE 4.1(g)   Capitalized Lease Obligations
SCHEDULE 4.1(k)   ERISA Plans
SCHEDULE 4.1(l)   Subsidiaries
SCHEDULE 4.1(m)   Consolidated Funded Debt
SCHEDULE 4.1(n)   Restrictions on Incurrence of Obligations
SCHEDULE 4.1(o)   Environmental Matters
SCHEDULE 4.1(q)   Patents, Trademarks
SCHEDULE 4.1(t)   Labor Matters
SCHEDULE 4.1(u)   Intercompany Loans
SCHEDULE 5.13     Liens
SCHEDULE 8.2      Notice Addresses


                                    EXHIBITS

EXHIBIT A         Form of Funding Request
EXHIBIT B         Form of Assignment of Lease and Rents
EXHIBIT C         Form of Security Agreement and Assignment
EXHIBIT D-1       Form of Mortgage
EXHIBIT D-2       Form of Deed of Trust
EXHIBIT E         Form of Joinder Agreement
EXHIBIT F         Form of Assignment and Acceptance Agreement
EXHIBIT G         Forms of Opinions of Counsel
EXHIBIT H         Form of Certification of Construction Completion
EXHIBIT I         Form of Payment Date Notice
EXHIBIT J         Form of Subsidiary Guaranty
EXHIBIT K         Form of Contribution Agreement

                                MASTER AGREEMENT



         THIS MASTER AGREEMENT, dated as of May 30, 2000 (as it may be amended or modified from time to time in accordance with the provisions hereof, this "Master Agreement"), is among DISCOUNT AUTO PARTS, INC., a Florida corporation ("DAP" or "Guarantor"), DISCOUNT AUTO PARTS DISTRIBUTION CENTER, INC., a Mississippi corporation ("DAP SUB"), and certain other Subsidiaries of DAP that may hereafter become parties hereto as lessees pursuant to Section 3.6 (individually, together with DAP SUB in its capacity as a lessee, a "Lessee" and collectively the "Lessees"), as Lessees, ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership (the "Lessor"), certain financial institutions parties hereto as lenders (together with any other financial institution that becomes a party hereto as a lender, collectively referred to as "Lenders" and individually as a "Lender"), and SUNTRUST BANK, a Georgia state banking corporation, as agent for the Lenders (in such capacity, the "Agent").


                             PRELIMINARY STATEMENT

         In accordance with the terms and provisions of this Master Agreement, the Lease, the Loan Agreement and the other Operative Documents, (i) the Lessor contemplates acquiring Land and, in certain cases, the Buildings on such Land identified by DAP SUB from time to time, and leasing such Land and Buildings thereon to a Lessee, (ii) DAP SUB, as Construction Agent for the Lessor, wishes, in certain instances, to arrange for the construction of Buildings on Land for the Lessor and, when completed, the related Lessee wishes to lease such Buildings from the Lessor as part of the Leased Properties under the Lease, (iii) DAP SUB, in carrying out its duties as agent, wishes to obtain from Lessor, and the Lessor is willing to provide, funding for the acquisition of the Land and Buildings, or, in certain instances, the construction of Buildings, and (iv) the Lessor wishes to obtain, and Lenders are willing to provide, from time to time, financing of a portion of the funding of the acquisition of the Land and Buildings and, if applicable, the construction of the Buildings.

         In consideration of the mutual agreements contained in this Master Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I.
                          DEFINITIONS; INTERPRETATION

         Unless the context shall otherwise require, capitalized terms used and not defined herein shall have the meanings assigned thereto in Appendix A hereto for all purposes hereof; and the rules of interpretation set forth in Appendix A hereto shall apply to this Master Agreement.

                                  ARTICLE II.
                 ACQUISITION, CONSTRUCTION AND LEASE; FUNDINGS;
                             NATURE OF TRANSACTION

         SECTION 2.1 Agreement to Acquire, Construct, Fund and Lease.

         (a) Land. Subject to the terms and conditions of this Master Agreement, with respect to each parcel of Land identified by DAP SUB, on the related Closing Date (i) the Lessor agrees to acquire such interest in the related Land, and any Building thereon, from the applicable Seller as is transferred, sold, assigned and conveyed to the Lessor pursuant to the applicable Purchase Agreement or to lease such interest in the related Land, and any Building thereon, from the applicable Ground Lessor as is leased to the Lessor pursuant to the applicable Ground Lease, (ii) the Lessor hereby agrees to lease, or sublease, as the case may be, such Land and any Building thereon to the related Lessee pursuant to the Lease, and (iii) the related Lessee hereby agrees to lease, or sublease, as the case may be, such Land, and any Building thereon, from the Lessor pursuant to the Lease. With respect to each IDB Property, (i) the applicable Authority may acquire such interest in the related Land from the applicable Seller as is transferred, sold, assigned and conveyed to the Authority pursuant to the applicable Purchase Agreement, (ii) the applicable Authority will lease such Land to the Lessor pursuant to the related IDB Lease, and (iii) the related Lessee hereby agrees to sublease such Land from the Lessor pursuant to the Lease (it being understood that any reference in the Operative Documents to the lease by a Lessee of an IDB Property shall be deemed to refer to the sublease thereof pursuant to the Lease, if title to such IDB Property is held by the related Authority).

         (b) Building. With respect to each parcel of Land on which a Building is to be constructed, subject to the terms and conditions of this Master Agreement, from and after the Closing Date relating to such Land (i) the Construction Agent agrees, pursuant to the terms of the Construction Agency Agreement, to construct and install the Building on such Land for the Lessor prior to the Scheduled Construction Termination Date, (ii) the Lenders and the Lessor agree to fund the costs of such construction and installation (and interest and yield thereon), (iii) the Lessor shall lease, or sublease, as the case may be, such Building as part of such Leased Property to the related Lessee pursuant to the Lease, and (iv) the related Lessee shall lease, or sublease, as the case may be, such Building from the Lessor pursuant to the Lease.

         SECTION 2.2 Fundings of Purchase Price, Development Costs and Construction Costs.

         (a) Initial Funding and Payment of Purchase Price for Land and Development Costs on Closing Date. Subject to the terms and conditions of this Master Agreement, on the Closing Date for any Land, and any Building thereon, each Lender shall make available, or arrange to make available, to the Lessor its initial Loan with respect to such Land, and any Building thereon, in an amount equal to the product of such Lender's Commitment Percentage times the purchase price for such Land, and any Building thereon, and the development, transaction and closing costs incurred by the Construction Agent, as agent, through such Closing Date, which funds the Lessor shall use, together with the Lessor's own funds in an amount equal to the product of the Lessor's Commitment Percentage times the purchase price for the related Land and any Building thereon, and the development, transaction and closing costs incurred by the Construction Agent, as agent for the Lessor, through such Closing Date, to purchase such Land, and any Building thereon, from the applicable Seller pursuant to the applicable Purchase Agreement or lease the Land and any Building thereon, from the applicable Ground Lessor pursuant to the applicable Ground Lease, as the case may be, and to pay the amount of such development, transaction and closing costs, and the Lessor shall lease, or sublease, as the case may be, such Land to the related Lessee pursuant to the Lease.

         (b) Subsequent Fundings and Payments of Construction Costs during Construction Term. Subject to the terms and conditions of this Master Agreement, if a Building is to be constructed on Land, on each Funding Date following the Closing Date for each such parcel of Land until the related Construction Term Expiration Date, (i) each Lender shall make available, or arrange to make available, to the Lessor a Loan in an amount equal to the product of such Lender's Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date, which funds the Lessor hereby directs each Lender to pay over, or cause to be paid over, to the Agent, for distribution to the Construction Agent, as agent for the Lessor, as set forth in paragraph (d), and (ii) the Lessor shall pay over to the Agent, for distribution to the Construction Agent, as agent for the Lessor, its own funds (which shall constitute a part of, and an increase in, the Lessor's Invested Amount with respect to such Leased Property) in an amount equal to the product of the Lessor's Commitment Percentage times the amount of Funding requested by the Construction Agent for such Funding Date.

         (c) Aggregate Limits on Funded Amounts. The aggregate amount that the Funding Parties shall be committed to provide, or cause to be provided, as Funded Amounts under this Master Agreement and the Loan Agreement shall not exceed (x) with respect to each Leased Property the costs of purchase and construction of such Leased Property and the related development, transaction, closing and financing costs, or (y) $28,000,000 in the aggregate for all Leased Properties. The aggregate amount that any Funding Party shall be committed to fund, or cause to be funded, under this Master Agreement and the Loan Agreement shall not exceed the lesser of (i) such Funding Party's Commitment and (ii) such Funding Party's Commitment Percentage of the aggregate Fundings requested under this Master Agreement.

         (d) Notice, Time and Place of Fundings. With respect to each Funding, a Lessee or the Construction Agent, as the case may be, shall give the Lessor and the Agent an irrevocable prior telephone (followed within one Business Day with written) or written notice not later than 11:00 a.m., Atlanta, Georgia time, at least three Business Days prior to the proposed Closing Date or other Funding Date, as the case may be, pursuant, in each case, to a Funding Request in the form of Exhibit A (a "Funding Request"), specifying the Closing Date or subsequent Funding Date, as the case may be, the amount of Funding requested, whether such Funding shall be a LIBOR Advance or a Base Rate Advance or a combination thereof and the Rent Period(s) therefor. All documents and instruments required to be delivered on such Closing Date pursuant to this Master Agreement shall be delivered at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, or at such other location as may be determined by the Lessor, the Construction Agent and the Agent. Each Funding shall occur on a Business Day and shall be in an amount equal to $25,000 or an integral multiple of $1,000 in excess thereof, with the exception of the final draw, which may be for such lesser amount as may be due and owing to fund the balance of the construction. All remittances made by, or caused to be made by, any Lender and the Lessor for any Funding shall be made in immediately available funds by wire transfer to or, as is directed by, the Construction Agent, with receipt by the Construction Agent not later than 12:00 noon, Atlanta, Georgia time, on the applicable Funding Date, upon satisfaction or waiver of the conditions precedent to such Funding set forth in Section 3; such funds shall (1) in the case of the initial Funding on a Closing Date, be used to pay the purchase price to the applicable Seller for the related Land and any Building thereon and pay development, transaction and closing costs related to such Land, and (2) in the case of each subsequent Funding be paid to the Construction Agent, as agent for the Lessor, for the payment or reimbursement of Construction costs incurred through such Funding Date and not previously paid or reimbursed.

         (e) Lessee's Deemed Representation for Each Funding. Each Funding Request by a Lessee or the Construction Agent shall be deemed a reaffirmation of each Lessee's indemnity obligations in favor of the Indemnitees under the Operative Documents and a representation and warranty to the Lessor, the Agent and the Lenders that on the proposed Closing Date or Funding Date, as the case may be, (i) the amount of Funding requested represents amounts owing in respect of the purchase price of the related Land, and any Building thereon, and development, transaction and closing costs in respect of the Leased Property (in the case of the initial Funding on a Closing Date) or amounts that are then due to third parties in respect of the Construction, or amounts paid by the Construction Agent, as agent for the Lessor, to third parties or incurred by the Construction Agent, as agent for the Lessor, as overhead expenses in respect of the Construction for which the Construction Agent has not previously been reimbursed by a Funding (in the case of any Funding), (ii) no Event of Default or Potential Event of Default exists, and (iii) the representations and warranties of the Guarantor, DAP SUB and each other Lessee set forth in Section
4.1 are true and correct in all material respects as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

         (f) Not Joint Obligations. Notwithstanding anything to the contrary set forth herein or in the other Operative Documents, each Lender's and the Lessor's commitments shall be several, and not joint. In no event shall any Funding Party be obligated to fund, or cause to be funded, an amount in excess of such Funding Party's Commitment Percentage of any Funding, or to fund, or cause to be funded, amounts in the aggregate in excess of such Funding Party's Commitment.

         (g) Non-Pro Rata Fundings. Notwithstanding anything to the contrary set forth in this Master Agreement, but subject to Section 2.2(f) above, at the Agent's option, Fundings may be made by drawing on the Lessor's Commitment until such Commitment is fully funded before drawing on the Lenders' Commitments. In such event, when the Lessor's Commitment is fully funded, the Lenders will fund, or cause to be funded, on a pro rata basis as among themselves, 100% of the amount of the Fundings thereafter, provided that, in no event will the Lessor's Invested Amount be less than 3.5% of the aggregate Funded Amounts.

         SECTION 2.3 Funded Amounts and Interest and Yield Thereon.

         (a) The Lessor's Invested Amount for any Leased Property outstanding from time to time shall accrue yield ("Yield") at the Lessor Rate, computed using the actual number of days elapsed and a 360 day year. If all or a portion of the principal amount of or yield on the Lessor's Invested Amounts shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lessor under the Lease, to the maximum extent permitted by law, accrue yield at the Overdue Rate, from the date of nonpayment until paid in full (both before and after judgment).

         (b) Each Lender's Funded Amount for any Leased Property outstanding from time to time shall accrue interest as provided in the Loan Agreement.

         (c) During the Construction Term, in lieu of the payment of accrued interest, on each Payment Date, each Lender's Funded Amount in respect of a Construction Land Interest shall automatically be increased by the amount of interest accrued and unpaid on the related Loans pursuant to the Loan Agreement during the Rent Period ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause such Lender's Funded Amount to exceed such Lender's Commitment, in which event the related Lessee shall pay such excess amount to such Lender in immediately available funds on such Payment Date). Similarly, in lieu of the payment of accrued Yield, on each Payment Date, the Lessor's Invested Amount in respect of a Construction Land Interest shall automatically be increased by the amount of Yield accrued on the Lessor's Invested Amount in respect of such Leased Property during the Rent Period ending immediately prior to such Payment Date (except to the extent that at any time such increase would cause the Lessor's Invested Amount to exceed the Lessor's Commitment, in which event the related Lessee shall pay such excess amount to the Lessor in immediately available funds on such Payment
Date). Such increases in Funded Amounts shall occur without any disbursement of funds by the Funding Parties.

         (d) Three Business Days prior to the last day of each Rent Period, DAP SUB shall deliver (which delivery may be by facsimile) to the Lessor and the Agent a notice substantially in the form of Exhibit I (each, a "Payment Date Notice"), appropriately completed, specifying the allocation of the Funded Amounts related to such Rent Period to LIBOR Advances and Base Rate Advances and the Rent Periods therefor, provided that no such allocation to LIBOR Advances shall be in an amount less than $1,000,000. Each such Payment Date Notice shall be irrevocable. If no such notice is given, the Funded Amounts shall be allocated to a LIBOR Advance with a Rent Period of three (3) months.

         SECTION 2.4 Lessee Owner for Tax Purposes. With respect to each Leased Property, it is the intent of the Lessees and the Funding Parties that for federal, state and local tax purposes and bankruptcy law purposes the Lease shall be treated as the repayment and security provisions of a loan by the Lessor to the Lessees, and that the related Lessee shall be treated as the legal and beneficial owner entitled to any and all benefits of ownership of such Leased Property and all payments of Basic Rent during the Lease Term shall be treated as payments of interest and principal. Nevertheless, each of Guarantor and each Lessee acknowledges and agrees that neither the Agent, nor any Funding Party, nor any other Person has made any representations or warranties concerning the tax, financial, accounting or legal characteristics or treatment of the Operative Documents and that each of Guarantor and each Lessee has obtained and relied solely upon the advice of its own tax, accounting and legal advisors concerning the Operative Documents and the accounting, tax, financial and legal consequences of the transactions contemplated therein.

         SECTION 2.5 Amounts Due Under Lease. With respect to each Leased Property, anything else herein or elsewhere to the contrary notwithstanding, it is the intention of the Lessees and the Funding Parties that: (i) subject to clauses (ii) and (iii) below, the amount and timing of Basic Rent due and payable from time to time from the related Lessee under the Lease shall be equal to the aggregate payments due and payable with respect to interest on the Loans in respect of such Leased Property and Yield on the Lessor's Invested Amounts in respect of such Leased Property on each Payment Date; (ii) if the related Lessee elects the Purchase Option with respect to a Leased Property or becomes obligated to purchase such Leased Property under the Lease, the Funded Amounts in respect of such Leased Property, all interest and Yield thereon and all other obligations of the related Lessee owing to the Funding Parties in respect of such Leased Property shall be paid in full by such Lessee prior to or simultaneously with the closing of the purchase which is the subject of such Purchase Option, (iii) if the Lessees properly elect the Remarketing Option, the Lessees will only be required to pay the Recourse Deficiency Amount and the other amounts required to be paid pursuant to Section 14.6 of the Lease, which amounts shall be used to pay the principal of the A Loans, and the Lessees shall only be required to pay to the Lenders the principal amount of the B Loans and to the Lessor the Lessor's Invested Amounts, to the extent of the proceeds of the sale of the Leased Properties in accordance with Section 14.6 of the Lease; and (iv) upon an Event of Default resulting in an acceleration of the Lessees' obligation to purchase the Leased Properties under the Lease, the amounts then due and payable by the Lessees under the Lease shall include all amounts necessary to pay in full the Loans, and accrued interest thereon, the Lessor's Invested Amounts and accrued Yield thereon and all other obligations of the Lessees owing to the Funding Parties pursuant to the Operative Documents.

         SECTION 2.6 Mississippi Bonds - Payment Acknowledgments. Pursuant to
(1) that certain Loan Agreement dated as of May 1, 2000 (as amended from time to time, the "Bond Financing Loan Agreement") by and between the Mississippi Business Finance Corporation ("MBFC") and AFG and assigned by MBFC to SunTrust Bank, as Bond Trustee (in such capacity, the "Bond Trustee") under that certain Trust Indenture dated as of May 1, 2000 (as amended from time to time, the "Trust Indenture") by and between MBFC and SunTrust Bank, (2) that certain Bond Purchase Contract, dated as of May 1, 2000 (as amended from time to time, the "Bond Purchase Contract") among MBFC, AFG and SunTrust Bank and (3) that certain Series 2000 Note issued in connection with the Mississippi Bonds (the "Bond Financing Note") by AFG in favor of MBFC and assigned by MBFC to SunTrust Bank, as Bond Trustee, (A) SunTrust Bank has agreed to purchase the Mississippi Bonds from time to time and (B) AFG is obligated from time to time to make certain principal and interest payments (the "Bond Financing Loan Payments") to SunTrust Bank, as Bond Trustee, to fund the repayment of the Mississippi Bonds, using funds paid to AFG pursuant to the Lease.

         The parties hereto agree that the funds advanced by SunTrust Bank pursuant to the Bond Purchase Contract (i) will be deemed to be Loans pursuant to the Loan Agreement for all purposes of the Operative Documents, (ii) will satisfy the Lender's obligation to fund Advances pursuant to Section 2.2 to the extent of such advanced funds and (iii) will accrue interest at the rate set forth in the Loan Agreement. Such funds represent the same funds advanced to AFG by MBFC through the Trust Indenture. Accordingly, SunTrust Bank, in its capacity as Agent, Lender, Bond Trustee and owner of the Mississippi Bonds, and the other parties hereto, agree that (1) all payments of interest made by or on behalf of AFG to the Bond Trustee, and in turn paid by the Bond Trustee to the owner of the Mississippi Bonds, shall also be treated and considered to be payments of interest made by AFG to the Lender under the Loan Agreement and the Notes and shall be credited against the interest payment obligations of AFG to the Lender under the Loan Agreement and the Notes, and (2) all payments of principal made by or on behalf of AFG to the Bond Trustee, and in turn paid by the Bond Trustee to the owner of the Mississippi Bonds, shall also be treated as and considered to be payments of principal made by AFG to the Lender under the Loan Agreement and the Notes and shall be credited against the principal payment obligations of AFG to the Lender under the Loan Agreement and the Notes.

         SunTrust Bank agrees that (1) it will not assign any interest in the Mississippi Bonds and the related rights under the Trust Indenture to any other person unless (a) such assignment is permitted under the terms of the Mississippi Bonds and the Trust Indenture and (b) it simultaneously assigns to such person its corresponding interest in the Notes and the related rights under the Loan Agreement, and (2) it will not assign any interest in the Synthetic Lease Notes and the related rights under the Loan Agreement to any other person unless (a) such assignment is permitted under the terms of the Operative Documents and (b) it simultaneously assigns to such person its corresponding interest in the Mississippi Bonds and the related rights under the Trust Indenture.


                                  ARTICLE III.
                        CONDITIONS PRECEDENT; DOCUMENTS

         SECTION 3.1 Conditions to the Obligations of the Funding Parties on each Closing Date. The obligations of the Lessor and each Lender to carry out their respective obligations under Section 2 of this Master Agreement to be performed on the Closing Date with respect to any Land and any Building thereon shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel), on or prior to such Closing Date of the following conditions precedent, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section 3.1 which are required to be performed by such Funding Party:

         (a) Documents. The following documents shall have been executed and delivered by the respective parties thereto:

                  (i) Deed and Purchase Agreement. The related original Deed duly executed by the applicable Seller in favor of the Lessor and in recordable form, and copies of the related Purchase Agreement, assigned to the Lessor (unless Lessor is the original party thereto), shall each have been delivered to the Agent by DAP SUB or the related Lessee, with copies thereof to each other Funding Party or the related Ground Lease, duly assigned to the Lessor (unless Lessor is the original party thereto), shall have been delivered to the Agent, with copies thereof to each other Funding Party, as applicable (it being understood, that each Purchase Agreement and each Ground Lease shall be reasonably satisfactory in form and substance to the Lessor and the Lenders).

                  (ii) Lease Supplement. The original of the related Lease Supplement, duly executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Agent by such Lessee.

                  (iii) Mortgage and Assignment of Lease and Rents. Counterparts of the Mortgage (substantially in the form of Exhibit D-1 or D-2, as the case may be, attached hereto), duly executed by the Lessor and in recordable form, shall have been delivered to the Agent (which Mortgage shall secure all of the debt of the Lessor to the Agent unless such mortgage is subject to a tax based on the amount of indebtedness secured thereby, in which case the amount secured will be limited to debt of the Lessor in an amount equal to 125% of the projected cost of acquisition and construction of such Leased Property); and the Assignment of Lease and Rents (substantially in the form of Exhibit B attached hereto) in recordable form, duly executed by the Lessor, shall have been delivered to the Agent by the Lessor.

                  (iv) Security Agreement and Assignment. If Buildings are to be constructed on the Land, counterparts of the Security Agreement and Assignment (substantially in the form of Exhibit C attached hereto), duly executed by the Construction Agent, with an acknowledgment and consent thereto satisfactory to the Lessor and the Agent duly executed by the related General Contractor and the related Architect or Engineer, as applicable, and complete copies of the related Construction Contract and the related Architect's Agreement or Engineer's Agreement certified by the Construction Agent, shall have been delivered to the Lessor and the Agent (it being understood and agreed that if no related Construction Contract or Architect's Agreement or Engineer's Agreement exists on such Closing Date, such delivery shall not be a condition precedent to the Funding on such Closing Date, and in lieu thereof the Construction Agent shall deliver complete copies of such Security Agreement and Assignment and consents concurrently with the Construction Agent's entering into such contracts).

                  (v) Survey. The related Lessee shall have delivered, or shall have caused to be delivered, to the Lessor and the Agent, at such Lessee's expense, an accurate survey certified to the Lessor and the Agent in a form reasonably satisfactory to the Lessor and the Agent and showing no state of facts unsatisfactory in any material respect to the Lessor or the Agent and prepared within ninety (90) days of such Closing Date (or such other time period agreed to by the Lessor and the Agent) by a Person reasonably satisfactory to the Lessor and the Agent. Such survey shall (1) be acceptable to the Title Insurance Company for the purpose of providing extended coverage to the Lessor and a lender's comprehensive endorsement to the Agent, (2) show no encroachments on such Land by structures owned by others, and no encroachments from any part of such Leased Property onto any land owned by others, in either case which are reasonably objectionable to the Lessor, the Agent or the Title Insurance Company, and (3) disclose no state of facts reasonably objectionable to the Lessor, the Agent or the Title Insurance Company, and be reasonably acceptable to each such Person.

                  (vi) Title and Title Insurance. On such Closing Date, the Lessor shall receive from a title insurance company reasonably acceptable to the Lessor and the Agent an ALTA Owner's Policy of Title Insurance issued by such title insurance company and the Agent shall receive from such title insurance company an ALTA Mortgagee's Policy of Title Insurance issued by such title insurance company, in each case, in the amount of the projected cost of acquisition and construction of such Leased Property, reasonably acceptable in form and substance to the Lessor and the Agent, respectively (collectively, the "Title Policy"). The Title Policy shall be dated as of such Closing Date, and, to the extent permitted under Applicable Law, shall include such affirmative endorsements as the Lessor or the Agent shall reasonably request.

                  (vii) Appraisal. Each Funding Party shall have received a report of the Appraiser (an "Appraisal"), paid for by Guarantor or the related Lessee, which shall meet the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, shall be satisfactory to such Funding Party and shall state in a manner satisfactory to such Funding Party the estimated "as vacant" value of such Land and existing Buildings or any Building to be constructed thereon. Such Appraisal must show that the "as vacant" value of such Leased Property (if a Building is to be constructed on the Land, determined as if the Building had already been completed in accordance with the related Plans and Specifications and by excluding from such value the amount of assessments on such Leased Property) is at least 45% of the total cost of such Leased Property.

                  (viii) Environmental Audit and related Reliance Letter. The Lessor and the Agent shall have received an Environmental Audit for such Leased Property, which shall be conducted in accordance with ASTM standards and shall not include a recommendation for further investigation and is otherwise satisfactory to the Lessor and the Agent; and the firm that prepared the Environmental Audit for such Leased Property shall have delivered to the Lessor and the Agent a letter stating that the Lessor, the Agent and the Lenders may rely upon such firm's Environmental Audit of such Land, it being understood that the Lessor's and the Agent's acceptance of any such Environmental Audit shall not release or impair any Lessee's obligations under the Operative Documents with respect to any environmental liabilities relating to such Leased Property.

                  (ix) Evidence of Insurance. The Lessor and the Agent shall have received from the related Lessee certificates of insurance evidencing compliance with the provisions of Article VIII of the Lease (including the naming of the Lessor, the Agent and the Lenders as additional insured or loss payee with respect to such insurance, as their interests may appear), in form and substance reasonably satisfactory to the Lessor and the Agent.

                  (x) UCC Financing Statement; Recording Fees; Transfer Taxes. Each Funding Party shall have received satisfactory evidence of
         (i) the execution and delivery to Agent of a UCC-1 and, if required by applicable law, UCC-2 financing statement to be filed with the Secretary of State of the applicable State (or other appropriate filing office) and the county where the related Land is located, respectively, and such other Uniform Commercial Code financing statements as any Funding Party deems necessary or desirable in order to perfect such Funding Party's interests and (ii) the payment of all recording and filing fees and taxes with respect to any recordings or filings made of the related Deed, the Lease, the related Lease Supplement, the related Mortgage and the related Assignment of Lease and Rents.

                  (xi) Opinions. An opinion of local counsel for the related Lessee qualified in the jurisdiction in which such Leased Property is located, substantially in the form set forth in Exhibit G-2 attached hereto, and containing such other matters as the parties to whom they are addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders. To the extent reasonably requested by the Agent, opinions supplemental to those delivered under Section 3.2(vi) and reasonably satisfactory to the Agent shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders.

                  (xii) Good Standing Certificates. The Agent shall have received good standing certificates for the Lessor and the related Lessee from the appropriate offices of the state where the related Land is located.

                  (xiii) IDB Property. If such Leased Property is an IDB Property or is otherwise subject to industrial development or revenue bonds, the IDB Documentation shall have been executed by the parties thereto, and shall be in form and substance reasonably acceptable to the Agent, the Lessor and the Lenders.

         (b) Litigation. No action or proceeding shall have been instituted or, to the knowledge of any Funding Party, threatened nor shall any governmental action, suit, proceeding or investigation be instituted or threatened before any Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority, to set aside, restrain, enjoin or prevent the performance of this Master Agreement or any transaction contemplated hereby or by any other Operative Document or which is reasonably likely to materially adversely affect any Leased Property or any transaction contemplated by the Operative Documents or which would reasonably be expected to result in a Material Adverse Effect.

         (c) Legality. In the opinion of such Funding Party or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Funding Party to participate in any of the transactions contemplated by the Operative Documents.

         (d) No Events. (i) No Event of Default, Potential Event of Default, Event of Loss or Event of Taking relating to such Leased Property shall have occurred and be continuing, (ii) no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation or an Event of Taking, and
(iii) there shall not have occurred any event that would reasonably be expected to have a Material Adverse Effect since February 29, 2000.

         (e) Representations. Each representation and warranty of the parties hereto or to any other Operative Document contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of such Closing Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

         (f) Cutoff Date. No Closing Date shall occur after the Funding Termination Date.

         (g) Transaction Expenses. The related Lessee shall have paid, or made arrangements to pay, the transaction costs then accrued and invoiced which the Lessees have agreed to pay pursuant to Section 8.8.

         (h) Approval. The Agent shall not have rejected such Leased Property for inclusion in the Lease by written notice to DAP SUB.

         SECTION 3.2 Additional Conditions for the Initial Closing Date. The obligations of the Lessor and each Lender to carry out their respective obligations under Section 2 of this Master Agreement to be performed on the Initial Closing Date shall be subject to the satisfaction of, or waiver by, each such party hereto (acting directly or through its counsel), on or prior to the Initial Closing Date of the following conditions precedent in addition to those set forth in Section 3.1, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section 3.2 which are required to be performed by such Funding Party:

                  (i) Loan Agreement; Guaranty Agreement. Counterparts of the Loan Agreement, duly executed by the Lessor, the Agent and each Lender shall have been delivered to each of the Lessor and the Agent. An A Note and a B Note, duly executed by the Lessor, shall have been delivered to the Agent. The Guaranty Agreement, duly executed by DAP, shall have been delivered to the Agent. The Subsidiary Guaranty and the Contribution Agreement, duly executed by the Subsidiary Guarantors, shall have been delivered to the Agent.

                  (ii) Master Agreement. Counterparts of this Master Agreement, duly executed by the parties hereto, shall have been delivered to each of the parties hereto.

                  (iii) Construction Agency Agreement. Counterparts of the Construction Agency Agreement, duly executed by the parties thereto shall have been delivered to each of the parties hereto.

                  (iv) Lease. Counterparts of the Lease, duly executed by the Lessees party to this Master Agreement on the Initial Closing Date, and the Lessor, shall have been delivered to each Funding Party and the original, chattel paper copy of the Lease shall have been delivered to the Agent.

                  (v) Lessee's Resolutions and Incumbency Certificate, etc. Each of the Agent and the Lessor shall have received (x) a certificate of the Secretary or an Assistant Secretary of each of Guarantor and each Lessee party hereto on the Initial Closing Date, attaching and certifying as to (i) the Board of Directors' (or appropriate committee's) resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its articles or certificate of incorporation, certified as of a recent date by the Secretary of State of the state of its incorporation and (iv) its by-laws, and (y) good standing or active status certificates for each of Guarantor and each Lessee party hereto on the Initial Closing Date from the appropriate offices of the States of Guarantor's or such Lessee's incorporation and principal place of business.

                  (vi) Opinions of Counsel. The opinion of Trenam Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, P.A., dated the Initial Closing Date, substantially in the form set forth in Exhibit G-1, attached hereto, and containing such other matters as the parties to whom it is addressed shall reasonably request, shall have been delivered and addressed to each of the Lessor, the Agent and the Lenders. The opinion of Brown McCarroll & Oaks Hartline, LLP, dated the Initial Closing Date, substantially in the form set forth in Exhibit G-3 attached hereto, and containing such other matters as the parties to whom it is addressed shall reasonably request, shall have been delivered to each of the Agent, the Lenders and DAP SUB.

                  (vii) Good Standing Certificate. The Agent and DAP SUB shall have received a good standing certificate for the Lessor and the General Partner from the appropriate office of the State of Texas.

                  (viii) Lessor's Consents and Incumbency Certificate, etc. The Agent and DAP SUB shall have received a certificate of the Secretary or an Assistant Secretary of the General Partner of the Lessor attaching and certifying as to (i) the consents of the partners of the Lessor duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, and (iii) the Partnership Agreement.

                  (ix) Increase in Revolving Credit Agreement. Bank of America, N.A. shall have increased its commitment under the Revolving Credit Agreement by no less than $15,000,000 pursuant to terms and conditions acceptable to SunTrust.

         SECTION 3.3 Conditions to the Obligations of Lessee. The obligations of any Lessee to lease a Leased Property from the Lessor are subject to the fulfillment on the related Closing Date to the satisfaction of, or waiver by, such Lessee, of the following conditions precedent:

         (a) General Conditions. The conditions set forth in Sections 3.1 and
3.2 that require fulfillment by the Lessor or the Lenders shall have been satisfied, including the delivery of good standing certificates by the Lessor pursuant to Sections 3.1(a)(xiv) and 3.2(vii) and the delivery of an opinion of counsel for the Lessor pursuant to Section 3.2(vi) and the execution and delivery of the Operative Documents to be executed by the Lessor or the Lenders in connection with such Leased Property.

         (b) Legality. In the opinion of such Lessee or its counsel, the transactions contemplated by the Operative Documents shall not violate any Applicable Law, and no change shall have occurred or been proposed in Applicable Law that would make it illegal for such Lessee to participate in any of the transactions contemplated by the Operative Documents.

         (c) Purchase Agreement; Ground Lease. The Purchase Agreement and, if applicable, the Ground Lease and all documents to be delivered under the Purchase Agreement or Ground Lease, including title insurance, survey and environmental audit, shall be reasonably satisfactory to such Lessee.

         SECTION 3.4 Conditions to the Obligations of the Funding Parties on each Funding Date. The obligations of the Lessor and each Lender to carry out their respective obligations under Section 2 of this Master Agreement to be performed on each Funding Date shall be subject to the fulfillment to the satisfaction of, or waiver by, each such party hereto (acting directly or through their respective counsel) on or prior to each such Funding Date of the following conditions precedent, provided that the obligations of any Funding Party shall not be subject to any conditions contained in this Section 3.4 which are required to be performed by such Funding Party:

         (a) Funding Request. The Lessor and the Agent shall have received from the Construction Agent or a Lessee the Funding Request therefor pursuant to
Section 2.2(d).

         (b) Condition Fulfilled. As of such Funding Date, the condition set forth in Section 3.1(d) shall have been satisfied.

         (c) Representations. As of such Funding Date, both before and after giving effect to the Funding requested by the Construction Agent or a Lessee on such date, the representations and warranties that the Construction Agent or such Lessee is deemed to make pursuant to Section 2.2(e) shall be true and correct in all material respects on and as of such Funding Date as though made on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

         (d) No Bonded Stop Notice or Filed Mechanics Lien. As of such Funding Date, and as to any Funded Amount requested for any Leased Property on such Funding Date, (i) none of the Lessor, the Agent or any Lender has received (with respect to such Leased Property) a bonded notice to withhold Loan funds that has not been discharged by the related Lessee or the Construction Agent, and (ii) no mechanic's liens or materialman's liens have been filed against such Leased Property that have not been discharged by the related Lessee, bonded over in a manner reasonably satisfactory to the Agent or insured over by the Title Insurance Company.

         (e) Lease Supplement. If the Funding relates to a Building that will be leased under a Lease Supplement separate from the Lease Supplement for the related Land, the original of such separate Lease Supplement, duly executed by the related Lessee and the Lessor and in recordable form, shall have been delivered to the Agent.

         SECTION 3.5 Completion Date Conditions. The occurrence of the Completion Date with respect to any Leased Property shall be subject to the fulfillment to the satisfaction of, or waiver by, each party hereto (acting directly or through its counsel) of the following conditions precedent:

         (a) Title Policy Endorsements; Architect's Certificate. The Construction Agent shall have furnished to each Funding Party (1) the following endorsements to the related Title Policy (each of which shall be subject to no exceptions other than those reasonably acceptable to the Agent): a date-down endorsement (redating and confirming the coverage provided under the Title Policy and each endorsement thereto) and a "Form 9" endorsement (if available in the applicable jurisdiction), in each case, effective as of a date not earlier than the date of completion of the Construction, and (2) a certificate of the Architect or Engineer dated at or about the Completion Date, in form and substance reasonably satisfactory to the Agent, the Lessor and the Lenders, and stating that (i) the related Building has been completed substantially in accordance with the Plans and Specifications therefor, and such Leased Property is ready for occupancy, (ii) such Plans and Specifications comply in all material respects with all Applicable Laws in effect at such time, and (iii) to the best of the Architect's or Engineer's knowledge, such

Leased Property, as so completed, complies in all material respects with all Applicable Laws in effect at such time. The Construction Agent shall also deliver to the Agent true and complete copies of: (A) an "as built" or "record" set of the Plans and Specifications, (B) a plat of survey of such Leased Property "as built" to a standard reasonably acceptable to the Agent showing all easements, paving, driveways, fences and exterior improvements, and (C) copies of a certificate or certificates of occupancy for such Leased Property or other legally equivalent permission to occupy such Leased Property.

         (b) Construction Completion. Any related Construction shall have been completed substantially in accordance with the related Plans and Specifications (subject to minor punch list requirements), the related Deed and all Applicable Laws, and such Leased Property shall be ready for occupancy and operation. All fixtures, equipment and other property contemplated under the Plans and Specifications to be incorporated into or installed in such Leased Property shall have been substantially incorporated or installed, free and clear of all Liens except for Permitted Liens.

         (c) Construction Agent Certification. The Construction Agent shall have furnished the Lessor, the Agent and each Lender with a certification of the Construction Agent (substantially in the form of Exhibit H) that:

                  (i) all amounts owing to third parties for the related Construction have been paid in full (other than contingent obligations for which the Construction Agent, as agent for the Lessor, has made adequate reserves), and no litigation or proceedings are pending, or to the best of the Construction Agent's knowledge, are threatened, against such Leased Property or the Construction Agent or the related Lessee which could reasonably be expected to have a Material Adverse Effect;

                  (ii) all material consents, licenses and permits and other governmental authorizations or approvals required for such Construction and operation of such Leased Property have been obtained and are in full force and effect;

                  (iii) such Leased Property has available all services of public facilities and other utilities necessary for use and operation of such Leased Property for its intended purposes including, without limitation, adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone, other required public utilities and means of access between the related Building and public highways for pedestrians and motor vehicles;

                  (iv) all material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of such Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all then intended utilities, driveways, roads and other means of egress and ingress to and from the same have been obtained and are in full force and effect and neither the Construction Agent nor the related Lessee has any knowledge of any pending modification or cancellation of any of the same; and the use of such Leased Property does not depend on any variance, special exception or other municipal approval, permit or consent that has not been obtained and is in full force and effect for its continuing legal use;

                  (v) all of the requirements and conditions set forth in
         Section 3.5(b) hereof have been completed and fulfilled with respect to such Leased Property and the related Construction; and

                  (vi) to the best of the Construction Agent's knowledge, such Leased Property is in compliance in all material respects with all applicable zoning laws and regulations.


         SECTION 3.6 Addition of Lessees. After the date hereof, additional Subsidiaries of DAP may become Lessees hereunder and under the other Operative Documents upon satisfaction of the following conditions precedent:

         (a) such Subsidiary and the Guarantor shall have executed and delivered to the Agent and the Lessor a Joinder Agreement, substantially in the form of Exhibit E;

         (b) such Subsidiary shall have delivered to each of the Agent and the Lessor (x) a certificate of the Secretary or an Assistant Secretary of such Subsidiary, attaching and certifying as to (i) the Board of Directors' resolution duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (ii) the incumbency and signatures of persons authorized to execute and deliver such documents on its behalf, (iii) its articles or certificate of incorporation, certified as of a recent date by the Secretary of State of its incorporation and (iv) its by-laws, and (y) good standing or active status certificates from the appropriate offices of the States of such Subsidiary's incorporation and principal place of business;

         (c) such Subsidiary shall have delivered an opinion of Trenam Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, P.A., or other counsel to such Subsidiary, addressed to each of the Lessor, the Agent and the Lenders, substantially in the form set forth in Exhibit G-1; and

         (d) the Agent, the Lessor and the Lenders shall have received such other documents, certificates and information as any of them shall have reasonably requested.

                                  ARTICLE IV.
                                REPRESENTATIONS

         SECTION 4.1 Representations of DAP, DAP SUB and other Lessees. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, each of DAP, DAP SUB and each other Lessee represents and warrants to each of the other parties hereto as follows:

         (a) Organization and Qualification. DAP is a corporation duly organized and existing in active status under the laws of the State of Florida. Each Subsidiary of DAP is a corporation duly organized and existing under the laws of the jurisdiction of its incorporation. DAP and each of its Subsidiaries are duly qualified to do business as a foreign corporation and in good standing or active status in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except for such jurisdictions in which a failure to qualify to do business would not have a Material Adverse Effect. DAP and each of its Subsidiaries have the corporate power to own its properties and to carry on its business as now being conducted.

         (b) Corporate Authority. The execution and delivery by DAP, DAP SUB and each other Obligor of and the performance by DAP, DAP Sub and each other Obligor of its obligations under the Operative Documents to which it is, respectively a party have been duly authorized by all requisite corporate action and all requisite shareholder action, if any, on the part of DAP, DAP Sub and each other Obligor and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the organizational papers or bylaws of DAP, DAP Sub and each other Obligor or, except for any Incidental Contracts, any indenture, agreement or other instrument to which DAP, DAP Sub and each other Obligor is a party or by which DAP, DAP Sub and each other Obligor or any of its properties is bound, or (ii) except for any Incidental Contracts, be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument where the effect would be likely to have a Material Adverse Effect.

         (c) Financial Statements. DAP has furnished the Funding Parties with the following financial statements, identified by the Chief Financial Officer of DAP: audited balance sheet of the DAP as at June 1, 1999, and audited statement of income and consolidated statement of stockholders' equity of DAP for the fiscal year ended on such date certified by Ernst & Young, LLP, Certified Public Accountants and internally prepared financial statements for the fiscal quarters ended August 31, 1999, November 30, 1999 and February 29, 2000. Such financial statements (including any related schedules and notes) are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period or periods in question (subject as to interim statements, to omissions or condensations as stated in the notes thereto, to the change in accounting practices disclosed in the notes thereto and to changes resulting from audits and year end adjustments) and show, in the case of audited statements, all liabilities, direct or contingent, of DAP required to be shown in accordance with generally accepted accounting principles consistently applied throughout the period or periods in question and fairly present in all material respects the consolidated financial position and the consolidated results of operations of DAP for the periods indicated therein. Except as described in Schedule 4.1(c), there has been no change in the business, condition or operations, financial or otherwise, of DAP since February 29, 2000 which is reasonably likely to have a Material Adverse Effect.

         (d) Tax Returns. Except as set forth on Schedule 4.1(d), DAP has filed all federal, state and other tax returns and reports which, to the best knowledge of the Senior Management of DAP, are required to be filed, and has paid all taxes as shown on said returns and all other taxes, assessments, fees and other governmental charges upon DAP or upon any of the properties, assets, incomes or franchises of DAP, to the extent that such taxes, assessments, fees and other governmental charges have become due or except such as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and/or except where the unfiled returns and unpaid Taxes relate to aggregate unpaid state or local Taxes no greater than $500,000.00 in the aggregate.

         (e) Actions Pending; Compliance With Laws. Except as disclosed on
Schedule 4.1(e) hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of DAP, threatened against or affecting DAP or any of its properties or rights, by or before any court, arbitrator or administrative or governmental body, which could reasonably be expected to result in any Material Adverse Effect. Except as disclosed on Schedule 4.1(e) hereto, DAP has not received notice of and is not otherwise aware that it is in or alleged to be in violation of any Requirement of Law, except where failure to comply would not have a Material Adverse Effect.

         (f) Representations; No Defaults. At the time of each Funding there shall exist no Default or Event of Default.

         (g) Title to Properties; Capitalized Leases. Except for Liens described in Section 5.13(h) and that portion of DAP's assets to which it does not have marketable title (calculated at cost or market value, whichever is higher), all of which may have an aggregate value up to $3,000,000.00, DAP has
(i) good and marketable fee simple title to its respective real properties (other than real properties which it leases from others), including such real properties reflected in the balance sheet of DAP described in Section 4.1(c) above (other than real properties disposed of in the ordinary course of business), subject to no Lien of any kind except Liens set forth on Schedule
5.13 or permitted by Section 5.13 and (ii) good title to all of its other respective properties and assets (other than properties and assets which it leases from others), including the other properties and assets reflected in the balance sheet of DAP described in
Section 4.1(c) above (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens set forth on Schedule 5.13 or permitted by Section 5.13. DAP enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its respective properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair the operation of such properties and assets, and all such leases are valid and subsisting and in full force and effect. As of the Initial Closing Date, there are no Capitalized Lease Obligations except as disclosed on Schedule 4.1(g) hereto.

         (h) Enforceability of Agreement. Each Operative Document to which any Obligor is a party is the legal, valid and binding agreement of such Obligor enforceable against such Obligor in accordance with its terms except as the enforceability of the Operative Documents may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditor's rights and remedies in general and by general principles of equity, whether considered in a proceeding at law or in equity.

         (i) Consent. Except for consents of parties to any Incidental Contracts, no consent, permission, authorization, order or license of or filing with any governmental authority or Person which has not been obtained or made is necessary in connection with the execution, delivery, performance or enforcement of the Operative Documents by the Credit Parties, or in order to constitute the obligations to be incurred under the Operative Documents as "Senior Debt" or any similar term defined within any documents executed in connection with any Subordinated Debt.

         (j) Use of Proceeds; Federal Reserve Regulations. The proceeds of the Fundings will be used solely for the purposes specified in Section 2.2 and none of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" or "margin stock" or for the purpose of reducing or retiring any indebtedness that originally was incurred to purchase or carry a "margin security" or "margin stock" or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of the regulations of the Board of Governors of the Federal Reserve System.

         (k) ERISA.

         (1) Identification of Certain Plans. Schedule 4.1(k) hereto sets forth all Plans of DAP and its Subsidiaries in effect on the Initial Closing Date (true and accurate copies of which, together with the most recent IRS determination letter, the most recent annual reports on form 5500, and summary plan descriptions with respect thereto, if applicable, will be furnished to the Agent promptly upon its request therefor).

         (2) Compliance, Etc. (i) DAP and each of its ERISA Affiliates are in compliance with ERISA and the Code in all material respects and no Reportable Event has occurred and is continuing with respect to any Plan; (ii) to the knowledge of DAP or any ERISA Affiliate, no notice of intent to terminate a Plan has been filed nor has any Plan been terminated, the termination of which would result in liability to DAP or any ERISA Affiliate that would have a Material Adverse Effect;
                  (iii) no circumstance exists which constitutes grounds under Act Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer a Plan, nor has the PBGC instituted any such proceedings;
                  (iv) neither DAP nor any ERISA Affiliate has completely or partially withdrawn under Act Sections 4201 or 4204 of ERISA from a Multiemployer Plan which withdrawal would result in material liability to DAP or any ERISA Affiliate; (v) DAP and each ERISA Affiliate has met its minimum funding requirements under ERISA with respect to all of its Plans and there are no unfunded vested liabilities except as set forth on Schedule 4.1(k); and (vi) neither DAP nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA which liability has not been satisfied.

         (l) Subsidiaries. As of the date hereof, DAP has no Subsidiaries, except as set forth on Schedule 4.1(1). All representations and warranties made in this Section 4.1 shall also be true and correct as to any and all Wholly-Owned Subsidiaries of DAP hereafter formed or acquired throughout the term of this Master Agreement.

         (m) Outstanding Consolidated Funded Debt. Except as set forth on
Schedule 4.1(m), as of the Initial Closing Date and after giving effect to the transactions contemplated by this Master Agreement, DAP has no outstanding Consolidated Funded Debt and there exists no default; and, after giving effect to the transactions contemplated in this Master Agreement, there will exist no default under the provisions of any instrument evidencing such Consolidated Funded Debt or of any agreement relating thereto except as noted on Schedule 4.1(m).

         (n) Conflicting Agreements; Dividend or Redemption Limitations. DAP is not a party to any contract or agreement or subject to any charter, bylaw or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Assuming the consummation of the transactions contemplated by this Master Agreement, neither the execution or delivery of this Master Agreement or the Operative Documents, nor fulfillment of or compliance with the terms and provisions hereof and thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of any Obligor pursuant to, the charter or by-laws of such Obligor, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which any Obligor is subject. As of the Initial Closing Date, DAP is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Consolidated Funded Debt of DAP, any agreement relating thereto or any other contract or agreement (including its charter but excluding Incidental Contracts) which limits the amount of, or otherwise imposes restrictions on the incurring of, obligations of the type to be evidenced by the Operative Documents or contains dividend or redemption limitations on Common Stock of DAP, except for this Master Agreement, DAP's Articles of Incorporation and those matters listed on Schedule 4.1(n) attached hereto.

         (o) Environmental Matters - General.

         (1) Except as set forth on Schedule 4.1(o)(1), DAP has to its knowledge complied in all material respects (except for instances of noncompliance that have been resolved prior to the Initial Closing Date to the satisfaction of the applicable environmental regulatory agency) with all applicable Environmental Laws, including without limitation, compliance with permits, licenses, standards, schedules and timetables issued pursuant to Environmental Laws, and is not in violation of, and does not presently have outstanding any liability under, has not been notified that it is or may be liable under and does not have knowledge of any liability or potential liability under any applicable Environmental Law, including without limitation, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Federal Water Pollution Control Act, as amended ("FWPCA"), the Federal Clean Air Act, as amended ("FCAA"), and the Toxic Substance Control Act ("TSCA"), which violation, liability or potential liability could reasonably be expected to have a Material Adverse Effect.

         (2) Except as set forth on Schedule 4.1(o)(2), as of the Initial Closing Date, DAP has not received a written request for information under CERCLA or any analogous state law, or written notice that any such entity has been identified as a potential responsible party under CERCLA, or any analogous state law, nor has any such entity received any written notification that any Hazardous Substance that it or any of its respective predecessors in interest has generated, stored, treated, handled, transported, or disposed of, has been released or is threatened to be released at any site at which any Person intends to conduct or is conducting a remedial investigation or other action pursuant to any applicable Environmental Law, or any other Environmental Laws.

         (3) Except as set forth on Schedule 4.1(o)(3), DAP has obtained all permits, licenses or other authorizations which are material for the conduct of its operations under all applicable Environmental Laws and with respect to which each such authorization is in full force and effect except where the failure to do so would not have a Material Adverse Effect.

         (4) Except as set forth in Schedule 4.1(o)(4), DAP complies in all material respects with all laws and regulations relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business.

         (p) Possession of Franchises, Licenses, Etc. DAP possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, the failure of which to possess would have a Material Adverse Effect and DAP is not in violation of any thereof in any material respect.

         (q) Patents. Trademarks, Etc. Except as set forth on Schedule 4.1(q), DAP owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses, franchises and other rights, which are necessary in any material respect for the operation of its business as presently conducted or proposed to be conducted without any known conflict with the rights of others, and, in each case, subject to no mortgage, pledge, lien, lease, encumbrance, charge, security interest, title retention agreement or option. To the knowledge of any member of Senior Management and except as set forth in Schedule 4.1(q) (i) no product, process, method, substance, part, piece of equipment or other material presently contemplated to be sold by or employed by DAP in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is no pending or threatened claim or litigation against or affecting DAP contesting its right to sell or use any such product, process, method, substance, part, piece of equipment or other material or (iii) there is no, or there is no pending or proposed, patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code which would prevent, materially inhibit or render obsolete the production or sale of any products of, or substantially reduce the projected revenues of, or otherwise have a Material Adversely Effect.

         (r) Governmental Consent. Neither the nature of DAP nor its business or properties, nor any relationship between DAP and any other Person, nor any circumstance in connection with the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby is such as to require on behalf of DAP or any other Obligor any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body in connection with the execution and delivery of this Master Agreement and the other Operative Documents, except for such filings with the Securities and Exchange Commission as may be required by applicable law (which filings DAP agrees to make promptly and diligently pursue to completion).

         (s) Disclosure. Neither this Master Agreement nor the other Operative Documents nor any other document, certificate or written statement furnished to Funding Parties or the Agent by or on behalf of DAP or any other Obligor in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact peculiar to DAP or any other Obligor which materially adversely affects or in the future may (so far as DAP can now foresee) materially adversely affect the business, property or assets, or the financial condition of DAP or any other Obligor which has not been set forth in this Master Agreement or in the other Operative Documents, certificates and written statements furnished to Funding Parties and the Agent or otherwise furnished to the Funding Parties and the Agent by or on behalf of DAP prior to the date hereof in connection with the transactions contemplated hereby.

         (t) Labor Matters. Except as set forth on Schedule 4.1(t), the DAP has experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which have had, or would reasonably be expected to have, a Material Adverse Effect, and, to the best knowledge of DAP's Senior Management, there are no such strikes, disputes, slow downs or work stoppages threatened against DAP or any other Obligor. The hours worked and payment made to employees of DAP have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from DAP, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of DAP where the failure to pay or accrue such liabilities would reasonably be expected to have a Material Adverse Effect.

         (u) Intercompany Loans; Dividends. Except as set forth in the Operative Documents and as specifically disclosed in Schedule 4.1(u) with respect to agreements evidencing other Consolidated Funded Debt, there are no restrictions as of the Closing Date on the power of any Consolidated Company to repay any Intercompany Loan or to pay dividends on capital stock.

         (v) Securities Acts. Neither DAP nor any agent acting on its behalf has, directly or indirectly, taken or will take any action which would subject the issuance of the Notes or any of the other Operative Documents to the provisions of Section 5 of the

Securities Act of 1933, as amended, or, to the best knowledge of DAP, to the provisions of any securities or Blue Sky Law of any applicable jurisdiction.

         (w) Investment Company Act; Holding Company. DAP is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 and is not a "holding company," or a subsidiary or affiliate of a "holding company," or a "public utility," within the meaning of the Public Utility Holding Company Act of 1935, as amended or a "public utility" within the meaning of the Federal Power Act, as amended.

         (x) Regulation T, Etc. Neither DAP nor any agent acting on its behalf has taken or will take any action which might cause this Master Agreement or any other Operative Document to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, and each case in effect now or as the same may hereafter be in effect.

         (y) Changes in Financial Condition; Adverse Developments. Except as set forth on Schedule 4.1(c), from the date of the annual and most recent quarterly financial statements described in Section 4.1(c) herein above, to the date of this Master Agreement, there has been, and to the date of each Funding there will be, no change in the properties, assets, liabilities, financial condition, business operations, affairs or properties of DAP and its Subsidiaries on a consolidated basis from that set forth or reflected in the year-end and quarterly financial statements described in Section 4.1(c), other than changes in the ordinary course of business, including acquisitions, none of which either in any case or in the aggregate will have a Material Adverse Effect.

         (z) Hazardous Materials - Leased Properties.

                  (i) To the best knowledge of the related Lessee, except as described in the related Environmental Audit, on the Closing Date for each Leased Property, there are no Hazardous Materials present at, upon, under or within such Leased Property or released or transported to or from such Leased Property (except in compliance in all material respects with all Applicable Law).

                  (ii) To the best knowledge of the related Lessee, on the related Closing Date, no Governmental Actions have been taken or are in process or have been threatened, which could reasonably be expected to subject such Leased Property, any Lender or the Lessor to any Material Claims or Liens with respect to such Leased Property under any Environmental Law or would otherwise have a Material Adverse Effect.

                  (iii) The related Lessee has, or will obtain on or before the date required by Applicable Law, all Environmental Permits necessary to operate each Leased Property, if any, in accordance with Environmental Laws and is complying with and has at all times complied with all such Environmental Permits, except to the extent the failure to obtain such Environmental Permits or to so comply would not have a Material Adverse Effect.

                  (iv) Except as set forth in the related Environmental Audit or in any notice subsequently furnished by the related Lessee to the Agent and approved by the Agent in writing prior to the respective times that the representations and warranties contained herein are made or deemed made hereunder, no notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to the related Lessee, no penalty has been assessed on the related Lessee and no investigation or review is pending or, to its best knowledge, threatened by any Governmental Authority or other Person in each case relating to any Leased Property with respect to any alleged material violation or liability of the related Lessee under any Environmental Law. To the best knowledge of the related Lessee, no material notice, notification, demand, request for information, citations, summons, complaint or order has been issued or filed to or with respect to any other Person, no material penalty has been assessed on any other Person and no investigation or review is pending or threatened by any Governmental Authority or other Person relating to any Leased Property with respect to any alleged material violation or liability under any Environmental Law by any other Person.

                  (v) To the best knowledge of the related Lessee, each Leased Property and each portion thereof are presently in compliance in all material respects with all Environmental Laws, and, to the best knowledge of the related Lessee, there are no present or past facts, circumstances, activities, events, conditions or occurrences regarding such Leased Property (including without limitation the release or presence of Hazardous Materials) that would reasonably be anticipated to (A) form the basis of a material Claim against such Leased Property, any Funding Party or the related Lessee, (B) cause such Leased Property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law, (C) require the filing or recording of any notice or restriction relating to the presence of Hazardous Materials in the real estate records in the county or other appropriate municipality in which such Leased Property is located, other than notices filed in the ordinary cause of business, or (D) prevent or materially interfere with the continued operation and maintenance of such Leased Property as contemplated by the Operative Documents.

For purposes of this Section 4.1(z), the term "material" with respect to any event or circumstance means that such event or circumstance would reasonably be anticipated to result in criminal or material liability on the part of any Funding Party, or to have a material adverse effect on the value of any Leased Property or to otherwise have a Material Adverse Effect.

                  (aa) Leased Property. To the best knowledge of the related Lessee, the present condition of each Leased Property conforms in all material respects with all conditions or requirements of all existing material permits and approvals issued with respect to such Leased Property, and the related Lessee's future intended use of such Leased Property under the Lease does not violate any Applicable Law, the violation of which is reasonably likely to have a Material Adverse Effect. To the best knowledge of the related Lessee, no material notices, complaints or orders of violation or non-compliance have been issued or threatened or contemplated by any Governmental Authority with respect to any Leased Property or any present or intended future use thereof, where the effect of such violation or noncompliance is reasonably likely to have a Material Adverse Effect. All material agreements, easements and other rights, public or private, which are necessary to permit the lawful use and operation of each Leased Property as the related Lessee intends to use such Leased Property under the Lease and which are necessary to permit the lawful intended use and operation of all presently intended utilities, driveways, roads and other means of egress and ingress to and from the same have been, or to the related Lessee's best knowledge will be, obtained and are or will be in full force and effect, and the related Lessee has no knowledge of any pending material modification or cancellation of any of the same.

                  (bb) Flood Hazard Areas. No portion of any Leased Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Leased Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Leased Property in accordance with the Lease and in accordance with the National Flood Insurance Act of 1968, as amended.


         SECTION 4.2 Survival of Representations and Effect of Fundings.

         (a) Survival of Representations and Warranties. All representations and warranties made in Section 4.1 shall survive delivery of the Operative Documents and every Funding, and shall remain in effect until all of the Obligations are fully and irrevocably paid.

         (b) Each Funding a Representation. Each Funding accepted by a Lessee or the Construction Agent shall be deemed to constitute a representation and warranty by DAP, DAP SUB and each other Lessee to the effect of Section 4.1.

         SECTION 4.3 Representations of the Lessor. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, in each case, with respect to each of the Leased Properties, the Lessor represents and warrants to the Agent, the Lenders and the Lessees as follows:

         (a) Securities Act. The interest being acquired or to be acquired by the Lessor in such Leased Property is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that the Lessor shall be entitled to assign, convey or transfer its interest in accordance with Section 6.1.

         (b) Due Organization, etc. The Lessor is a limited partnership duly organized and validly existing in good standing under the laws of Texas and each state in which a Leased Property is located and has full power, authority and legal right to execute, deliver and perform its obligations under the Lease, this Master Agreement and each other Operative Document to which it is or will be a party.

         (c) Due Authorization; Enforceability, etc. This Master Agreement and each other Operative Document to which the Lessor is or will be a party have been or will be duly authorized, executed and delivered by or on behalf of the Lessor and are, or upon execution and delivery will be, legal, valid and binding obligations of the Lessor enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles.

         (d) No Conflict. The execution and delivery by the Lessor of the Lease, this Master Agreement and each other Operative Document to which the Lessor is or will be a party, are not or will not be, and the performance by the Lessor of its obligations under each will not be, inconsistent with its Partnership Agreement, do not and will not contravene any Applicable Law applicable generally to parties providing financing and do not and will not contravene any provision of, or constitute a default under, any Contractual Obligation of Lessor, do not and will not require the consent or approval of, the giving of notice to, the registration with or taking of any action in respect of or by, any Governmental Authority applicable generally to parties providing financing, except such as have been obtained, given or accomplished, and the Lessor possesses all requisite regulatory authority to undertake and perform its obligations under the Operative Documents.

         (e) Litigation. There are no pending or, to the knowledge of the Lessor, threatened actions or proceedings against the Lessor before any court, arbitrator or administrative agency with respect to any Operative Document or that would have a material adverse effect upon the ability of the Lessor to perform its obligations under this Master Agreement or any other Operative Documents to which it is or will be a party.

         (f) Lessor Liens. No Lessor Liens (other than those expressly created by the Operative Documents) exist on any Closing Date on the Leased Property, or any portion thereof, and the execution, delivery and performance by the Lessor of this Master Agreement or any other Operative Document to which it is or will be a party will not subject any Leased Property, or any portion thereof, to any Lessor Liens (other than those expressly created by the Operative Documents).

         (g) Employee Benefit Plans. The Lessor is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.

         (h) General Partner. The sole general partner of the Lessor is Atlantic Financial Managers, Inc., and the General Partner is duly organized and validly existing in good standing under the laws of Texas and each state in which a Leased Property is located.

         (i) Financial Information. (A) The unaudited balance sheet of the Lessor as of December 31, 1999 and the related statements of income, partners' capital and cash flows for the year then ended, copies of which have been delivered to the Agent, fairly present, in conformity with sound accounting principles, consistent with the income tax basis reports provided to DAP for the period ended on December 31, 1999, the financial condition of the Lessor as of such date and the results of operations and cash flows for such period.

         (B) Since December 31, 1999, there has been no event, act, condition or occurrence having a material adverse effect upon the financial condition, operations, performance or properties of the Lessor, or the ability of the Lessor to perform in any material respect its obligations under the Operative Documents.

         (C) The Lessor has no recourse indebtedness, and the Lessor has not entered into any other transactions, purchases, leases or other agreements, other than immaterial transactions, purchases, leases and other agreements entered into by the Lessor in the ordinary course of its business, in which the Lessor has any liability to the other parties to such transactions, purchases, leases or other agreements that is in excess of the Lessor's ownership or other interest in the property subject to such transactions, purchases, leases or other agreements other than liability for required fundings, breach of contract, misrepresentation, gross negligence, willful misconduct, fraud, failure to turn over funds and similar exceptions to limitations on recourse.

         (j) No Offering. The Lessor has not offered the Notes to any Person in any manner that would subject the issuance thereof to registration under the Securities Act or any applicable state securities laws.

         (k) Investment Company. The Lessor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.4 Representations of each Lender. Effective as of the date of execution hereof, as of each Closing Date and as of each Funding Date, each Lender represents and warrants to the Lessor and to the Lessees as follows:

         (a) Securities Act. The interest being acquired or to be acquired by such Lender in the Funded Amounts is being acquired for its own account, without any view to the distribution thereof or any interest therein, provided that such Lender shall be entitled to assign, convey or transfer its interest in accordance with Section 6.2.

         (b) Employee Benefit Plans. Such Lender is not and will not be making its investment hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or "plan" (as defined in Section 4975(e)(1)) of the Code.


                                   ARTICLE V.
                        COVENANTS OF DAP AND THE LESSOR

         SECTION 5.1 Corporate Existence, Etc. DAP will preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to do so would reasonably be expected to have a Material Adverse Effect.

         SECTION 5.2 Compliance with Laws, Etc. DAP will comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws, subject to the exception set forth in
Section 5.7(f) where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts in excess of $3,000,000.00 in the aggregate), except where failure to comply would not have a Material Adverse Effect.

         SECTION 5.3 Payment of Taxes and Claims, Etc. DAP will pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and (ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto; provided, however, that DAP may have outstanding and unpaid at any time not more than $500,000.00 in the aggregate in state and local taxes.

         SECTION 5.4 Keeping of Books. DAP will keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing in all material respects complete and accurate entries of all their respective financial and business transactions.

         SECTION 5.5 Visitation, Inspection, Etc. DAP will permit, and cause each of its Subsidiaries to permit, any representative of the Agent and any Funding Party to visit and inspect any of its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Agent may reasonably request after reasonable prior notice to DAP; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to DAP shall be required and further, provided, that in the event any documents and records are subject to any contractual confidentiality requirements with any Person, the right to make copies or extracts therefrom shall be subject to the prior written consent of DAP, which consent will not be unreasonably withheld or delayed.

         SECTION 5.6 Insurance; Maintenance of Properties.

         (a) DAP will maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts, as is customary for such companies under similar circumstances; provided, however, that in any event DAP shall use its reasonable best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Master Agreement, except where the costs of maintaining such insurance would, in the judgment of both DAP and the Agent, be excessive.

         (b) DAP will cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of DAP may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent DAP from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of DAP, desirable in the conduct of its business or the business of any Consolidated Company.

         SECTION 5.7 Reporting Covenants

         (a) Annual Financial Statements. DAP will furnish to the Agent and each Funding Party, as soon as available and in any event within 120 days after the end of each fiscal year of DAP, audited financial statements, consisting of balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated basis, and the related statements of income, stockholders' equity, and cash flows of the Consolidated Companies for such fiscal year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of Ernst & Young, LLP, or other independent public accountants of comparable recognized national or regional standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such fiscal year on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP;

         (b) Quarterly Financial Statements. DAP will furnish to the Agent and each Funding Party, as soon as available and in any event within 60 days after the end of each fiscal quarter of DAP (other than the fourth fiscal quarter), balance sheets of the Consolidated Companies as at the end of such quarter presented on a consolidated basis and the related statements of income, and cash flows of the Consolidated Companies for such fiscal quarter and for the portion of DAP's fiscal year ended at the end of such quarter, presented on a consolidated basis setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of DAP's previous fiscal year, all in reasonable detail and certified by the Treasurer or Chief Financial Officer or other authorized financial officer of DAP acceptable to the Agent and all the Funding Parties that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such fiscal quarter on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such fiscal quarter and such portion of DAP's fiscal year, in accordance with GAAP consistently applied (subject to normal year end audit adjustments and the absence of certain footnotes) and as reflected in the notes thereto;

         (c) No Default/Compliance Certificate. DAP will furnish to the Agent and each Funding Party, together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the Treasurer, Chief Financial Officer or other authorized financial officer of DAP acceptable to the Agent and the Required Funding Parties (i) to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, there exists no Event of Default and no Default, or if there exists an Event of Default or a Default, specifying the nature thereof and the proposed response thereto, and (ii) demonstrating in reasonable detail compliance as at the end of such fiscal year or such fiscal quarter with the covenants contained in Section 5.8 and Sections 5.13 through 5.15;

         (d) Notice of Default. DAP will furnish to the Agent and each Funding Party, promptly after any member of Senior Management of DAP has notice or knowledge of the occurrence of an Event of Default or a Default, a certificate of the chief financial officer or principal accounting officer of DAP specifying the nature thereof and the proposed response thereto;

         (e) Litigation. DAP will furnish to the Agent and each Funding Party, promptly after (i) the occurrence thereof, notice of the institution of or any adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any material property thereof which could reasonably be expected to have a Material Adverse Effect, or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, together with any information and documentation relating thereto, as may be reasonably requested;

         (f) Environmental Notices. DAP will furnish to the Agent and each Funding Party, promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any governmental authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which violation, action, claim, request, spill, leak, disposal, or release could reasonably be expected to result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $500,000.00 individually or $3,000,000.00 when aggregated with other then pending such matters;

         (g) ERISA. With reasonable promptness DAP will give notice to the Agent and each Funding Party of (i) the establishment of any new Plan (which notice shall include a copy of such Plan) or the acquisition or merger of any Plan, (ii) the commencement of contributions to any Plan to which DAP or any of its ERISA Affiliates was not previously contributing, (iii) any material increase in the benefits of any existing Plan, (iv) each funding waiver request filed with respect to any Plan and all material communications received or sent by DAP or any ERISA Affiliate with respect to such request and (v) the failure of DAP or any ERISA Affiliate to make a required installment or payment under Act Section 302 of ERISA or Section 412 of the Code by the due date.

         Promptly after becoming aware of the occurrence or forthcoming occurrence of any (i) Termination Event or (ii) nonexempt "prohibited transaction," as such term is defined in Act Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan or any trust created thereunder, DAP will deliver to the Agent and each Funding Party a notice specifying the nature thereof, what action DAP or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service (the "IRS"), the Department of Labor or the PBGC with respect thereto; or (iii) any material operational or compliance defect for which corrective action may be undertaken to correct such defect pursuant to any IRS compliance resolution programs, including copies of all documentation being submitted to and all correspondence to or from the IRS pertaining to such matters or developed to comply with such program.

         With reasonable promptness, DAP will deliver to the Agent and each Funding Party copies of (i) any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401 (a) of the IRS Code, or the rejection of any offer under an IRS compliance resolution program or imposition of any liability upon the Borrower or any ERISA Affiliate resulting from an IRS or Department of Labor examination, (ii) all notices received by DAP or any ERISA Affiliate of the PBGC's intent to terminate any Plan or to have a trustee appointed to and administer any Plan, (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by DAP or any ERISA Affiliate with the IRS with respect to each Plan and (iv) all notices received by DAP or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition of withdrawal liability pursuant to Section 4202 of ERISA. DAP will notify the Agent and each Funding Party in writing promptly after DAP or any ERISA Affiliate obtains knowledge of or has reason to know that DAP or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of
Section 4041(c) of ERISA.

         With reasonable promptness, deliver to the Agent and each Funding Party copies of any demand for material payment or assertion of material liability by the IRS, Department of Labor or PBGC or any of such agency's successors upon DAP or any ERISA Affiliate.

         (h) Liens. DAP will deliver to the Agent and each Funding Party promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than those Liens expressly permitted by Section 5.13;

         (i) Public Filings, Etc. DAP will deliver to the Agent and each Funding Party promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by DAP to its public security holders, of all regular and periodic reports filed by any of them with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of DAP and the other Consolidated Companies;

         (j) Accountants' Reports. DAP will deliver to the Agent and each Funding Party promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to DAP in connection with each annual, interim, or special audit of DAP's consolidated financial statements;

         (k) Trademarks; Labor Disputes, Etc. DAP will deliver to the Agent and each Funding Party promptly upon the existence or occurrence thereof, notice of the existence or occurrence of (i) failure of any Consolidated Company to hold in full force and effect those material trademarks, service marks, patents, trade names, copyrights, licenses, franchises and similar rights necessary in the normal conduct of its business, and (ii) any strike, labor dispute, slow down or work stoppage as described in Section 4.1(u);

         (l) New Subsidiaries. DAP will deliver to the Agent and each Funding Party within 30 days after the formation or acquisition of any Subsidiary, or any other event resulting in the creation of a new Subsidiary, notice of the formation or acquisition of such Subsidiary or such occurrence, including a description of the assets of such entity, the activities in which it will be engaged, and such other information as the Agent may request;

         (m) Intercompany Asset Transfers. DAP will deliver to the Agent and each Funding Party promptly upon the occurrence thereof, notice of the transfer of any assets from DAP to any other Consolidated Company that is not DAP or a Wholly-Owned Subsidiary of Borrower (in any transaction or series of related transactions), excluding sales or other transfers of assets in the ordinary course of business, where the aggregate Asset Value of such assets is less than $3,000,000.00 during any fiscal year; and

         (n) Other Information. DAP will deliver to the Agent and each Funding Party with reasonable promptness, such other information about the Consolidated Companies as the Agent (on its behalf or on behalf of any Funding Party) may reasonably request from time to time.

         SECTION 5.8 Financial Covenants.

         (a) Interest Coverage Ratio. DAP will maintain as at the last day of each fiscal quarter, a ratio of (i) Consolidated EBITR to (ii)(y) Consolidated Interest Expense plus (z) Consolidated Rental Expense of at least (A) 2.5:1.0 for the period from the date hereof to May 30, 2000; (B) 2.75:1.0 for the period from May 31, 2000 to May 29, 2001 and (C) 3.0:1.0 from and after May 30, 2001, computed on a rolling four-quarter basis, based on information contained in DAP's current financial statement and its financial statements for the preceding three quarters.

         (b) Consolidated Funded Debt to Total Capitalization Ratio. DAP will maintain a maximum ratio of Consolidated Funded Debt to Total Capitalization, of less than or equal to 0.60:1.0, tested quarterly at the end of each fiscal quarter.

         (c) Maximum Consolidated Funded Debt to Consolidated EBITDAR. DAP will maintain a maximum ratio of Consolidated Funded Debt to Consolidated EBITDAR of less than or equal to 3.50:1.0, tested quarterly at the end of each fiscal quarter, computed on a rolling four quarter basis, based on information contained in DAP's current financial statements and its financial statements for the preceding three fiscal quarters.

         SECTION 5.9 Notices Under Certain Other Consolidated Funded Debt. Immediately upon its receipt thereof, DAP shall furnish the Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Consolidated Funded Debt (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $500,000.00, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Consolidated Funded Debt under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Consolidated Funded Debt, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of such Consolidated Funded Debt to exercise rights under any Change in Control Provision. DAP agrees to request the holder(s) of any Consolidated Funded Debt (or any trustee or agent acting on their behalf) incurred pursuant to documents executed or amended and restated after the Initial Closing Date, to furnish copies of all such notices directly to the Agent simultaneously with the furnishing thereof to DAP, and that such requirement may not be altered or rescinded without the prior written consent of the Agent.

         SECTION 5.10 Fiscal Year. DAP shall not change its fiscal year now employed for accounting and reporting purposes without the prior written consent of the Agent and the Required Lenders, which consent shall not be unreasonably withheld.

         SECTION 5.11 Subordination of Intercompany Loans. All loans owed to any Consolidated Company, or any Affiliate of any thereof, shall, at all times, be subordinate to the Obligations and DAP shall cause its Subsidiaries and/or Affiliates from time to time to execute and deliver to the Agent and the Funding Parties subordination agreements in form and content reasonably satisfactory to the Agent and the Required Lenders. Notwithstanding the foregoing, however, so long as no Default or Event of Default has occurred and is continuing, payments of principal and interest may be paid in respect of any such Intercompany Loans.

         SECTION 5.12 Subsidiaries/Guarantors. DAP shall give the Agent and the Funding Parties prompt written notification of (a) the formation or acquisition (provided that nothing in this Section 5.12 shall be deemed to authorize or prohibit the acquisition of any entity and provided further that this requirement shall not be deemed to constitute a waiver of DAP's obligation at all times to comply with the requirements of Section 5.14 of this Agreement) of any Subsidiary and the purchase price therefor, (b) the transfer of assets to any Consolidated Company if notice thereof is required to be given pursuant to Section 5.7(m) and as a result thereof the recipient of such assets becomes a Subsidiary, and (c) the occurrence of any other event creating a new Subsidiary. Within thirty (30) days of the acquisition or formation of each such new Subsidiary or the occurrence of such other event which creates each such new Subsidiary, DAP shall (i) deliver to the Agent copies of the Articles of Incorporation and Bylaws of each such new Subsidiary and (ii) cause any such new Subsidiary that is a Wholly-Owned Subsidiary to execute and deliver to the Agent a Subsidiary Guaranty and a Contribution Agreement each in form and content substantially similar to Exhibits J and K hereto, and such other documentation as the Agent and the Required Lenders may reasonably request, including, without limitation, a joinder to this Master Agreement and an opinion of counsel to each such Wholly-Owned Subsidiary, addressed to the Agent and each Funding Party, and containing opinions as to each such Subsidiary, assumptions and qualifications reasonably acceptable to the Agent.

         SECTION 5.13 Liens. DAP will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired to secure any Indebtedness other than:

         (a) Liens existing on the date hereof disclosed on Schedule 5.13;

         (b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of such property and any refinancing thereof, provided that such Lien does not extend to any other property, and provided further that the aggregate principal amount of Indebtedness secured by all such Liens at any time does not exceed ten percent (10%) of DAP's net worth;

         (c) Liens for taxes not yet due, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

         (d) Statutory Liens of landlords, existing contractual Liens of landlords, future contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

         (e) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (f) Liens resulting from zoning, easements, and restrictions on the use of such real estate, or rights reserved or vested in governmental authority, which do not materially impair the use of such real estate;

         (g) Liens arising under ERISA;

         (h) Liens which secure any Indebtedness owing by one Consolidated Company to another Consolidated Company;

         (i) Liens arising under any of the Operative Documents; and

         (j) Other Liens included in the $3,000,000.00 exception provided for in Section 4.1(g).

         SECTION 5.14 Mergers, Acquisitions, Sales, Etc. DAP will not, and will not permit any Subsidiary to, merge or consolidate with or, except as permitted pursuant to Section 5.15, acquire all or any portion of the equity of any other Person, other than DAP or another Subsidiary, or sell, lease, or otherwise dispose of its accounts, property or other assets (including capital stock of Subsidiaries); provided, however, that the foregoing restrictions on asset sales shall not be applicable to (i) sales of equipment or other personal property being replaced by other equipment or other personal property purchased as a capital expenditure item having comparable values, (ii) sale, lease or transfer of assets of DAP or any Subsidiary to DAP or to any other Subsidiary,
(iii) sales of inventory or real property in the ordinary course of business,
(iv) dispositions of obsolete, damaged or unusable assets and (v) other asset sales (including the stock of Subsidiaries) where, on the date of execution of a binding obligation to make such asset sale (provided that if the asset sale is not consummated within six (6) months of such execution, then on the date of consummation of such asset sale rather than on the date of execution of such binding obligation), the Asset Value of such other asset sales occurring after the Initial Closing Date, taking into account the Asset Value of the proposed asset sale, would not, during any twelve (12) month period, exceed fifteen percent (15%) of DAP's assets; and, provided further, that the foregoing restrictions on mergers shall not apply to mergers involving DAP and another entity, provided DAP is the surviving entity, and mergers between a Subsidiary of DAP and DAP or between Subsidiaries of DAP and mergers of a Subsidiary of DAP and another entity so long as the resulting entity is a Wholly-Owned Subsidiary of DAP; provided, however, that no transaction pursuant to clause
(i), (ii), (iv), (v) or the second proviso above shall be permitted if any Default or Event of Default otherwise exists at the time of such transaction or would otherwise exist as a result of such transaction.

         SECTION 5.15 Investments, Loans, Etc. DAP will not, and will not permit any of its Subsidiaries to, make or permit to remain outstanding any loan or advance to, or guarantee, endorse, or otherwise be or become contingently liable, directly or indirectly in connection with obligations, stock or dividends of any Person other than DAP or a Wholly Owned Subsidiary of DAP, or hold any Investments in any Person, or otherwise acquire or hold any Subsidiaries, other than:

         (a) investments received in settlement of debts created in the ordinary course of business;

         (b) the endorsement of negotiable instruments in the ordinary course of business;

         (c) investments in stock or assets, or any combination thereof, of Subsidiaries existing on the date hereof or of any new Subsidiaries provided that (i) such investments in Subsidiaries that are not Wholly-Owned Subsidiaries and (ii) such investments which are used or to be used for the acquisition of all or any portion of the equity in or assets of any other Person do not exceed $50,000,000.00 in the aggregate during any twelve (12) month period;

         (d) investments in minority interests in any other Person provided such minority interests do not exceed $500,000.00 in the aggregate;

         (e) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case supported by the full faith and credit of the United States and maturing within one year from the date of creation thereof;

         (f) commercial paper, bankers acceptances or corporate obligations maturing within one year from the date of creation thereof having a rating at the time as of which any determination is made of P-1 (or higher) according to Moody's or as A-1 (or higher) according to Standard & Poor's corporation or the equivalent thereof if by another nationally recognized credit rating agency;

         (g) time deposits or repurchase agreements maturing within one year from the date of creation thereof, including certificates of deposit or repurchase agreements issued by any Funding Party and any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has total assets aggregating at least $500,000,000.00, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

         (h) Investments made by Plans;

         (i) Intercompany Loans; and

         (j) advances to employees not to exceed $1,000,000.00 in the aggregate at any one time.

         SECTION 5.16 Transactions with Affiliates.

         (a) DAP will not, and will not permit any Subsidiary to, enter into any material transaction or series of related transactions which in the aggregate would be material, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company (but excluding any Affiliate which is also a Consolidated Company), other than on terms and conditions substantially as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's length transaction with a Person other than an Affiliate.

         (b) DAP will not, and will not permit any Subsidiary to, convey or transfer to any other Consolidated Company any assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such conveyance or transfer any Default or Event of Default exists or would exist as a result of such conveyance or transfer.

         SECTION 5.17 Changes in Business. DAP will not, and will not permit any Subsidiary to, enter into any business which is substantially different from that presently conducted or presently contemplated by the Consolidated Companies taken as a whole.

         SECTION 5.18 ERISA. DAP will not, and will not permit any Subsidiary to, take any action which would fail to satisfy any minimum funding standard for any Plan maintained by DAP or any ERISA Affiliate or fail to make any payments to a Multiemployer Plan required by reason of DAP's or any ERISA Affiliate's complete or partial withdrawal (as described in Act Section 4203 or 4205 of ERISA) from such Plan.

         SECTION 5.19 Limitation on Payment Restrictions Affecting Consolidated Companies. DAP will not, and will not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any indebtedness owed to DAP or any other Consolidated Company, or (iii) transfer any of its property or assets to DAP or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Operative Documents or any equivalent consensual encumbrance or restriction under any indenture, loan or credit agreement, debenture, note or other document evidencing or governing any Consolidated Funded Debt.

         SECTION 5.20 Subsidiary Indebtedness. Without the prior written consent of the Agent and the Required Lenders, the Subsidiaries of DAP shall not create, incur, assume or suffer to exist any Indebtedness in excess of $3,000,000.00 in the aggregate; provided, however, the foregoing restriction shall not apply to Subsidiaries that have guaranteed the Obligations by executing and delivering to the Agent, in favor of the Funding Parties, the Subsidiary Guaranty.

         SECTION 5.21 Use of Proceeds. DAP SUB will not, and will not permit any other Obligor to, use any proceeds of any Funding for any purpose other than the acquisition and Construction of Leased Properties or use any such proceeds in any manner which violates or results in a violation of law.

         SECTION 5.22 Further Assurances. Upon the written request of the Lessor or the Agent, each Lessee, at its own cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings and other similar documents, to be recorded or filed at such places and times in such manner, as may be necessary to preserve, protect and perfect the interest of the Lessor, the Agent and the Funding Parties in the Leased Properties as contemplated by the Operative Documents.

         SECTION 5.23 Additional Required Appraisals. If, as a result of any change in Applicable Law after the date hereof, an appraisal of all or any of the Leased Properties is required during the Lease Term under Applicable Law with respect to any Funding Party's interest therein, such Funding Party's Funded Amount with respect thereto or the Operative Documents, then the related Lessee shall pay the reasonable cost of such appraisal.

         SECTION 5.24 Lessor's Covenants. The Lessor covenants and agrees that, unless the Agent, DAP SUB and the Lenders shall have otherwise consented in writing:

         (a) the proceeds of the Loans received from the Lenders will be used by the Lessor solely to acquire the related Leased Property and to pay the Construction Agent, as agent for the Lessor, or the related Lessee for certain closing, development and transaction costs associated therewith and, if applicable, for the costs of Construction. No portion of the proceeds of the Loans will be used by the Lessor (i) in connection with, whether directly or indirectly, any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation or
(ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock;

         (b) it shall not engage in any business or activity, or invest in any Person, except for activities similar to its activities conducted on the date hereof, the Transaction and lease transactions similar to the Transaction;

         (c) it will maintain tangible net worth in an amount no less than the sum of (i) $100,000 plus (ii) 3% of its total assets (calculated assuming no reduction in the value of any leased property from its original cost to the Lessor) and will at all times be solvent (as defined in the Bankruptcy Code);

         (d) it will deliver to the Agent and DAP SUB, as soon as available and in any event within 90 days after the end of each fiscal year, a balance sheet of the Lessor as of the end of such fiscal year and the related statements of income, partners' capital and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, prepared in accordance with sound accounting principles consistent with the income tax basis reports provided to DAP SUB for the period ended on December 31, 1999, together with copies of its tax returns, all certified by an officer of the General Partner (and if the Lessor ever prepares audited financial statements, it shall deliver copies thereof to the Agent and DAP SUB);

         (e) it will permit the Agent and its representatives to examine, and make copies from, the Lessor's books and records, and to visit the offices and properties of the Lessor for the purpose of examining such materials, and to discuss the Lessor's performance hereunder with any of its, or its general partner's, officers and employees, in each case during normal business hours and upon reasonable notice;

         (f) it shall not consent to or permit the creation of any easement or other restriction against any Leased Property other than as permitted pursuant to Article VI of the Lease;

         (g) it shall not incur or permit to exist, and will promptly discharge each Lessor Lien and shall indemnify the Lenders and the Lessees for any loss, cost, expense or diminution in value of any Leased Property resulting from, or incurred as a result of, such Lessor Liens;

         (h) it shall not enter into any other transactions, leases, purchases or other agreements, other than immaterial transactions, purchases, leases and other agreements entered into by the Lessor in the ordinary course of its business, in which the other parties to said transactions, leases, purchases or other agreements will have any recourse against Lessor other than recourse to Lessor's ownership or other interest in the property subject to such transactions, purchases, leases or other agreements, other than liability for required fundings, breach of contract, misrepresentation, gross negligence, willful misconduct, fraud, failure to turn over funds and similar exceptions to limitations on recourse;

         (i) it shall not guaranty the liabilities of any other Person;

         (j) it shall pay its debts as such debts become due unless such debts are the subject of a bona fide dispute; and

         (k) it shall promptly notify DAP SUB and the Agent of any claim against the Lessor that would reasonably be expected to result in a material liability of the Lessor for which it is not fully indemnified by a Person reasonably capable of fully performing its obligations under such indemnity.

         SECTION 5.25 Lenders' Covenants. Each Lender severally agrees that it will not make any future advances pursuant hereto (other than those in the nature of remedial advances) without DAP's or a Lessee's consent (it being understood that (i) the delivery of a Funding Request constitutes such consent,
(ii) DAP has consented to the capitalization of interest and yield pursuant to
Section 2.3(c) and (iii) nothing set forth in Section 5.25 shall abrogate the Construction Agent's duties under the Construction Agency Agreement). In the event that a Loan Event of Default occurs and is continuing at a time when no Event of Default has occurred and is continuing, the Agent shall promptly give DAP notice thereof, and the Lenders shall not exercise remedies pursuant to the Loan Agreement if such Loan Event of Default is capable of being cured, unless thirty (30) days or more has elapsed since the date of the notice from the Agent to DAP thereof and DAP has not cured such Loan Event of Default, or caused such Loan Event of Default to be cured.

                                  ARTICLE VI.
                        TRANSFERS BY LESSOR AND LENDERS

         SECTION 6.1 Lessor Transfers. The Lessor shall not assign, convey or otherwise transfer all or any portion of its right, title or interest in, to or under any Leased Property or any of the Operative Documents without the prior written consent of the Lenders and, unless an Event of Default has occurred and is continuing and the Lessor or the Agent is exercising one or more remedies under the Lease, DAP SUB. Any proposed transferee of the Lessor shall make the representation set forth in Section 4.3 to the other parties hereto.

         SECTION 6.2 Lender Transfers.

         (a) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

         (b) Each Lender may assign all or a portion of its interests, rights and obliga tions under this Master Agreement and the Loan Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) to any Person; provided, however, that (i) the Agent and, except during the continuance of a Potential Event of Default or Event of Default, DAP SUB must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to another Lender or Affiliate of the assigning Lender, (ii) unless such Lender is assigning all of its Commitment, after giving effect to such assignment, the Commitment of both the assignor and the assignee is at least $1,000,000 and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $2,500. Any such assignment of the Loans shall include both the A Loans and the B Loans of such assigning Lender, on a pro rata basis. No Lessee shall be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Master Agreement and the Loan Agreement.

         (c) Each Lender may, without the consent of DAP SUB or any Lessee, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Master Agreement and the Loan Agreement (including all or a portion of its Commitments in the Loans owing to it), provided, however, that (i) no Lender may sell a participation in its Commitment (after giving effect to any permitted assignment hereunder) in an amount in excess of fifty percent (50%) of such Commitment (provided that (1) sales of participations to an Affiliate of Lender shall not be included in such calculation and (2) no such maximum amount shall be applicable to any participation sold at any time there exists an Event of Default), (ii) such Lender's obligations under this Master Agreement and the Loan Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating bank or other entity shall not be entitled to any greater benefit than its selling Lender under the cost protection provisions contained in
Section 7.5 of this Master Agreement, and (v) DAP SUB, each Lessee, the Agent and the other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Master Agreement and the other Operative Documents, and such Lender shall retain the sole right to enforce the obligations of Lessor relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Master Agreement and the Loan Agreement (except that such Lender may permit the participant to approve any amendment, modification or waiver which would reduce the principal of or the interest rate on its Loan, extend the term of such Lender's Commitment, reduce the amount of any fees to which such participant is entitled or extend the final scheduled payment date of any Loan, it being understood that in all events, the other parties hereto may conclusively rely on such Lender's approval of any such amendment, modification or waiver and shall have no obligation to ascertain whether such participant has approved such amendment, modification or waiver). Any Lender selling a participation hereunder shall provide prompt written notice to the Agent of the name of such participant.

         (d) Any Lender or participant may, in connection with the assignment or par ticipation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to DAP or its Subsidiaries furnished to such Lender by or on behalf of DAP. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except as permitted by this Master Agreement. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or any Lessee relating to such confidential information unless otherwise properly disposed of by such entity.

         (e) Any Lender may at any time assign all or any portion of its rights under this Master Agreement and the Notes to a Federal Reserve Bank without complying with the requirements of paragraph (b) above; provided that no such assignment shall release such Lender from any of its obligations hereunder.

         (f) The Lenders hereby acknowledge and agree that the Lessees shall have the right to the quiet enjoyment of the Leased Properties pursuant to the Lease, whether or not a Loan Event of Default that is not an Event of Default has occurred and is continuing, so long as no Event of Default has occurred and is continuing.

                                  ARTICLE VII.
                                INDEMNIFICATION

         SECTION 7.1 General Indemnification. Each of DAP and each Lessee, jointly and severally, agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and hold harmless each Indemnitee, on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted, or threatened to be asserted, against such Indemnitee, whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person (provided that no Indemnitee shall have the right to double recovery with respect to any Claim) and whether or not such Claim arises or accrues prior to any Closing Date or after the Lease Termination Date, or results from such Indemnitee's negligence, in any way relating to or arising out of:

         (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof; or

         (b) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to the Lease), return or other disposition of all or any part of any interest in any Leased Property or the imposition of any Lien, other than a Lessor Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien, other than a Lessor Lien) thereon, including, without limitation: (i) Claims or penalties arising from any violation or alleged violation of law or in tort (strict liability or otherwise), (ii) latent or other defects, whether or not discoverable, (iii) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Leased Property or any part thereof, (iv) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by any Lessee pursuant to the Lease which are in effect at any time with respect to any Leased Property or any part thereof, (v) any Claim for patent, trademark or copyright infringement, (vi) Claims arising from any public improvements with respect to any Leased Property resulting in any charge or special assessments being levied against any Leased Property or any Claim for utility "tap-in" fees, and (vii) Claims for personal injury or real or personal property damage occurring, or allegedly occurring, on any Land, Building or Leased Property;

         (c) the breach or alleged breach (other than a breach wrongfully alleged by such Indemnitee) by DAP or any Lessee of any representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document (without giving effect to any exception in any representation based on the absence of a Material Adverse Effect);

         (d) the retaining or employment of any broker, finder or financial advisor by DAP or any Lessee to act on its behalf in connection with this Master Agreement, or the incurring of any fees or commissions to which the Lessor, the Agent or any Lender might be subjected by virtue of their entering into the transactions contemplated by this Master Agreement (other than fees or commissions due to any broker, finder or financial advisor retained by the Lessor, the Agent or any Lender);

         (e) the existence of any Lien (other than a Lessor Lien) on or with respect to any Leased Property, the Construction, any Basic Rent or Supplemental Rent, title thereto, or any interest therein, including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Property or by reason of labor or materials furnished or claimed to have been furnished to the Construction Agent, any Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by any Lessee or Alterations constructed by any Lessee, except, in all cases, the Liens described in item (a) of the definition of Permitted Liens;

         (f) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code;

         (g) any act or omission by DAP SUB or any Lessee under any Purchase Agreement or any other Operative Document, or any breach by DAP SUB or any Lessee of any requirement, condition, restriction or limitation in any Deed, Purchase Agreement, IDB Documentation or Ground Lease; or

         (h) any IDB Documentation;

provided, however, neither DAP nor any Lessee shall be required to indemnify any Indemnitee under this Section 7.1 for any Claim to the extent that such Claim results from (i) the willful misconduct or gross negligence of any Indemnitee, (ii) any Claim resulting from Lessor Liens or (iii) actions or events occurring after the Lease has terminated and possession of the Leased Properties has been turned over to a Person other than the Agent, any Funding Party, DAP or any Affiliate thereof; and, provided, further, that with respect to each Construction Land Interest, each Lessee's indemnity obligations with respect to such Leased Property shall be governed solely by Section 3.3 of the Construction Agency Agreement during the Construction Term therefor. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

         SECTION 7.2 Environmental Indemnity. In addition to and without limitation of Section 7.1 or Section 3.3 of the Construction Agency Agreement, each of DAP and each Lessee, jointly and severally, agrees to indemnify, hold harmless and defend each Indemnitee, on an After- Tax Basis, from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to any loss of value of any Leased Property), damages, liabilities, fines, penalties, charges, suits, settlements, demands, administrative and judicial proceedings (including informal proceedings and investigations) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable costs and expenses actually incurred in connection therewith (including, but not limited to, reasonable attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising directly or indirectly, in whole or in part, out of

                  (i) the presence on or under any Land of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any Land,

                  (ii) any activity, including, without limitation, construction, carried on or undertaken on or off any Land, and whether by a Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of a Lessee or any predecessor in title, or any other Person, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Land,

                  (iii) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws, in each case to the extent related to any Leased Property,

                  (iv) any claim concerning any Leased Property's lack of compliance with Environmental Laws, or any act or omission causing an environmental condition on or with respect to any Leased Property that requires remediation or would allow any governmental agency to record a lien or encumbrance on the land records, or

                  (v) any residual contamination on or under any Land, or affecting any natural resources on any Land, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials on or from any Leased Property; in each case irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances;

in any case with respect to the matters described in the foregoing clauses (i) through (v) that arise or occur

         (w) prior to or during the Lease Term,

         (x) at any time during which a Lessee or any Affiliate thereof owns any interest in or otherwise occupies or possesses any Leased Property or any portion thereof, or

         (y) during any period after and during the continuance of any Event of Default until such time as possession of the Leased Properties has been turned over to a Person other than DAP or any Affiliate thereof;

provided, however, no Lessee shall be required to indemnify any Indemnitee under this Section 7.2 for any Claim to the extent that such Claim results from the willful misconduct or gross negligence of any Indemnitee. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of, and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

         SECTION 7.3 Proceedings in Respect of Claims. With respect to any amount that a Lessee is requested by an Indemnitee to pay by reason of Section
7.1 or 7.2, such Indemnitee shall, if so requested by such Lessee and prior to any payment, submit such additional information to such Lessee as such Lessee may reasonably request and which is in the possession of, or under the control of, such Indemnitee to substantiate properly the requested payment. In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee promptly shall notify DAP SUB of the commencement thereof (provided that the failure of such Indemnitee to promptly notify DAP SUB shall not affect DAP's or any Lessee's obligation to indemnify hereunder except to the extent that a Lessee's rights to contest or defenses otherwise available to such Lessee are materially prejudiced by such failure), and such Lessee shall be entitled, at its expense, to participate in, and, to the extent that such Lessee desires to, assume and control the defense thereof with counsel reasonably satisfactory to such Indemnitee; provided, however, that such Indemnitee may pursue a motion to dismiss such Indemnitee from such action, suit or proceeding with counsel of such Indemnitee's choice at the Lessees' expense; and provided further that a Lessee may assume and control the defense of such proceeding only if DAP, if requested to do so by the Indemnitee, shall have acknowledged in writing its and each Lessee's obligations to fully indemnify such Indemnitee in respect of such action, suit or proceeding, Lessees shall pay all reasonable costs and expenses related to such action, suit or proceeding as and when incurred and the related Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request; and, provided further, that no Lessee shall be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any possibility of imposition of criminal liability or any material risk of civil liability on such Indemnitee in excess of $5,000,000 or (y) such action, suit or proceeding will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Property or any part thereof unless the related Lessee or DAP shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (z) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessees which the related Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or
(C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by a Lessee in accordance with the foregoing.

         If a Lessee fails to fulfill the conditions to such Lessee's assuming the defense of any claim after receiving notice thereof on or prior to the later of (a) the date that is five (5) days after receiving notice thereof and
(b) the date that is fifteen (15) days prior to the date that an answer or response is required, the Indemnitee may undertake such defense, at the Lessees' expense. No Lessee shall enter into any settlement or other compromise with respect to any Claim in excess of $1,000,000 which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of the related Indemnitee, which consent shall not be unreasonably withheld. Unless an Event of Default shall have occurred and be continuing, no Indemnitee shall enter into any settlement or other compromise with respect to any claim which is entitled to be indemnified under Section 7.1 or 7.2 without the prior written consent of DAP SUB, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under
Section 7.1 or 7.2 with respect to such Claim.

         Upon payment in full of any Claim by the Lessees pursuant to Section
7.1 or 7.2 to or on behalf of an Indemnitee, the Lessees, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be reasonably necessary to preserve any such claims and otherwise cooperate with the Lessees and give such further assurances as are reasonably necessary or advisable to enable the Lessees vigorously to pursue such claims.

         Any amount payable to an Indemnitee pursuant to Section 7.1 or 7.2 shall be paid to such Indemnitee promptly upon, but in no event later than thirty (30) days after, receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided, however, that in the event such indemnification arises as a result of an action, suit or proceeding, for amounts other than expenses of defense, such 30 days shall be measured from the earlier of the date such matter is settled or finally adjudicated and the date such Indemnitee makes a payment with respect thereto that was required by Applicable Law to be paid or that was consented to by DAP or a Lessee.

         If for any reason the indemnification provided for in Section 7.1 or
7.2 is unavailable to an Indemnitee or is insufficient to hold an Indemnitee harmless, then each of DAP and each Lessee agrees to contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnitee on the one hand and by DAP and the Lessees on the other hand but also the relative fault of such Indemnitee as well as any other relevant equitable considerations. It is expressly understood and agreed that the right to contribution provided for herein shall survive the expiration or termination of and shall be separate and independent from any other remedy under this Master Agreement, the Lease or any other Operative Document.

         SECTION 7.4 General Tax Indemnity. (a) Tax Indemnity. Except as otherwise provided in this Section 7.4, each of DAP and each Lessee, jointly and severally, shall pay on an After-Tax Basis, and on written demand shall indemnify and hold each Tax Indemnitee harmless from and against, any and all fees (including, without limitation, documentation, recording, license and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value-added, property, excise and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon or additions thereto (any of the foregoing being referred to herein as "Taxes" and individually as a "Tax" (for the purposes of this Section 7.4, the definition of "Taxes" includes amounts imposed on, incurred by, or asserted against each Tax Indemnitee as the result of any prohibited transaction, within the meaning of Section 406 or 407 of ERISA or Section 4975(c) of the Code, arising out of the transactions contemplated hereby or by any other Operative Document)) imposed on or with respect to any Tax Indemnitee, any Lessee, DAP, any Leased Property or any portion thereof or any Land, or any sublessee or user thereof, by the United States or by any state or local government or other taxing authority in the United States in connection with or in any way relating to (i) the acquisition, financing, mortgaging, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, maintenance, repair, storage, transfer of title, redelivery, use, operation, condition, sale, return or other application or disposition of all or any part of any Leased Property or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Basic Rent or Supplemental Rent or the receipts or earnings arising from or received with respect to any Leased Property or any part thereof, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Notes or any other Operative Documents, (iv) any Leased Property, any Land or any part thereof or any interest therein (including, without limitation, all assessments payable in respect thereof, including, without limitation, all assessments noted on the related Title Policy), (v) all or any of the Operative Documents, any other documents contemplated thereby, any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents. Notwithstanding the foregoing, during the Construction Term for any Construction Land Interest, (i) DAP and the Lessees shall only be obligated to indemnify the Lessor and its Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents, with respect to Taxes related to such Construction Land Interest and (ii) Lessor hereby indemnifies the other Tax Indemnitees (as defined in clause (ii) of the definition thereof) for such Taxes, to the extent that Lessor receives payment therefor from DAP or any Lessee.

         (b) Exclusions from General Tax Indemnity. Section 7.4(a) shall not apply to:

                  (i) Taxes on, based on, or measured by or with respect to net income of the Lessor, the Agent and the Lenders (including, without limitation, minimum Taxes, capital gains Taxes, Taxes on or measured by items of tax preference or alternative minimum Taxes) other than (A) any such Taxes that are, or are in the nature of, sales, use, license, rental or property Taxes, and (B) withholding Taxes imposed by the United States or any state in which Leased Property is located (i) on payments with respect to the Notes, to the extent imposed by reason of a change in Applicable Law occurring after the date on which Lender became a Lender hereunder or (ii) on Rent, to the extent the net payment of Rent after deduction of such withholding Taxes would be less than amounts currently payable with respect to the Funded Amounts;

                  (ii) Taxes on, based on, or in the nature of, or measured by Taxes on doing business and business privilege, franchise, capital, capital stock, net worth, gross receipts or similar Taxes, other than
         (A) any increase in such Taxes imposed on such Tax Indemnitee by any state in which Leased Property is located, net of any decrease in such taxes realized by such Tax Indemnitee, to the extent that such tax increase would not have occurred if on each Funding Date the Lessor and the Lenders had advanced funds to a Lessee or the Construction Agent in the form of loans secured by the Leased Property in an amount equal to the Funded Amounts funded on such Funding Date, with debt service for such loans equal to the Basic Rent payable on each Payment Date and a principal balance at the maturity of such loans in a total amount equal to the Funded Amounts at the end of the Lease Term, or
         (B) any Taxes that are or are in the nature of sales, use, rental, license or property Taxes relating to any Leased Property;

                  (iii) Taxes that are based on, or measured by, the fees or other compensation received by a Person acting as Agent (in its individual capacities) or any Affiliate of any thereof for acting as trustee under the Loan Agreement;

                  (iv) Taxes that result from any act, event or omission, or are attributable to any period of time, that occurs after the earlier of (A) the expiration of the Lease Term with respect to any Leased Property and, if such Leased Property is required to be returned to the Lessor in accordance with the Lease, such return and (B) the discharge in full of the Lessees' obligations to pay the Lease Balance, or any amount determined by reference thereto, with respect to any Leased Property and all other amounts due under the Lease, unless such Taxes relate to acts, events or matters occurring prior to the earlier of such times or are imposed on or with respect to any payments due under the Operative Documents after such expiration or discharge;

                  (v) Taxes imposed on a Tax Indemnitee that result from any voluntary sale, assignment, transfer or other disposition or bankruptcy by such Tax Indemnitee or any related Tax Indemnitee of any interest in any Leased Property or any part thereof, or any interest therein or any interest or obligation arising under the Operative Documents, or from any sale, assignment, transfer or other disposition of any interest in such Tax Indemnitee or any related Tax Indemnitee, it being understood that each of the following shall not be considered a voluntary sale: (A) any substitution, replacement or removal of any of the Leased Property by any Lessee, (B) any sale or transfer resulting from the exercise by any Lessee of any termination option, any purchase option or sale option, (C) any sale or transfer while an Event of Default shall have occurred and be continuing under the Lease, and (D) any sale or transfer resulting from the Lessor's exercise of remedies under the Lease;

                  (vi) any Tax which is being contested in accordance with the provisions of Section 7.4(c), during the pendency of such contest;

                  (vii) any Tax that is imposed on a Tax Indemnitee as a result of such Tax Indemnitee's gross negligence or willful misconduct (other than gross negligence or willful misconduct imputed to such Tax Indemnitee solely by reason of its interest in any Leased Property);

                  (viii) any Tax that results from a Tax Indemnitee engaging, with respect to any Leased Property, in transactions unrelated to the Leased Properties or the transactions contemplated by the Operative Documents;

                  (ix) to the extent any interest, penalties or additions to tax result in whole or in part from the failure of a Tax Indemnitee to file a return or pay a Tax that it is required to file or pay in a proper and timely manner, unless such failure (A) results from the transactions contemplated by the Operative Documents in circumstances where Lessee did not give timely notice to such Tax Indemnitee (and such Tax Indemnitee otherwise had no actual knowledge) of such filing or payment requirement that would have permitted a proper and timely filing of such return or payment of such Tax, as the case may be, or
         (B) results from the failure of Lessee to supply information necessary for the proper and timely filing of such return or payment of such Tax, as the case may be, that was not in the possession of such Tax Indemnitee; and

                  (x) any Tax that results from the breach by the Lessor of its representation and warranty made in Section 4.3(g) or the breach of any Lender of its representation and warranty made in Section 4.4(b).

         (c) Contests. If any claim shall be made against any Tax Indemnitee or if any proceeding shall be commenced against any Tax Indemnitee (including a written notice of such proceeding) for any Taxes as to which the Lessees may have an indemnity obligation pursuant to Section 7.4, or if any Tax Indemnitee shall determine that any Taxes as to which the Lessees may have an indemnity obligation pursuant to Section 7.4 may be payable, such Tax Indemnitee shall promptly notify DAP SUB. DAP SUB shall be entitled, at its expense, to participate in, and, to the extent that DAP SUB desires to, assume and control the defense thereof; provided, however, that DAP, if requested to do so by such Tax Indemnitee, shall have acknowledged in writing its and each Lessee's obligation to fully indemnify such Tax Indemnitee in respect of such action, suit or proceeding if the contest is unsuccessful; and, provided further, that DAP SUB shall not be entitled to assume and control the defense of any such action, suit or proceeding (but the Tax Indemnitee shall then contest, at the sole cost and expense of DAP and the Lessees, on behalf of DAP with representatives reasonably satisfactory to DAP or a Lessee) if and to the extent that, (A) in the reasonable opinion of such Tax Indemnitee, such action, suit or proceeding (x) involves any meaningful risk of imposition of criminal liability or any material risk of civil liability in excess of $5,000,000 on such Tax Indemnitee or (y) will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Property or any part thereof unless DAP SUB or a Lessee shall have posted a bond or other security satisfactory to the relevant Tax Indemnitees in respect to such risk,
(B) such proceeding involves Claims not fully indemnified by the Lessees which DAP SUB and the Tax Indemnitee have been unable to sever from the indemnified claim(s), (C) an Event of Default has occurred and is continuing, (D) such action, suit or proceeding involves matters which extend beyond or are unrelated to the Transaction and if determined adversely could be materially detrimental to the interests of such Tax Indemnitee notwithstanding indemnification by the Lessees or (E) such action, suit or proceeding involves the federal or any state income tax liability of the Tax Indemnitee. With respect to any contests controlled by a Tax Indemnitee, (i) if such contest relates to the federal or any state income tax liability of such Tax Indemnitee, such Tax Indemnitee shall be required to conduct such contest only if DAP SUB shall have provided to such Tax Indemnitee an opinion of independent tax counsel selected by the Tax Indemnitee and reasonably satisfactory to DAP SUB stating that a reasonable basis exists to contest such claim or (ii) in the case of an appeal of an adverse determination of any contest relating to any Taxes, an opinion of such counsel to the effect that such appeal is more likely than not to be successful, provided, however, such Tax Indemnitee shall in no event be required to appeal an adverse determination to the United States Supreme Court. The Tax Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by DAP SUB in accordance with the foregoing.

         Each Tax Indemnitee shall, at DAP's and the Lessees' expense, supply DAP SUB with such information and documents in such Tax Indemnitee's possession as are reasonably requested by DAP SUB and are necessary or advisable for DAP SUB to participate in any action, suit or proceeding to the extent permitted by this Section 7.4. Unless an Event of Default shall have occurred and be continuing, no Tax Indemnitee shall enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under this Section 7.4 without the prior written consent of DAP SUB, which consent shall not be unreasonably withheld, unless such Tax Indemnitee waives its right to be indemnified under this Section 7.4 with respect to such Claim.

         Notwithstanding anything contained herein to the contrary, (a) a Tax Indemnitee will not be required to contest) a claim with respect to the imposition of any Tax if such Tax Indemnitee shall waive its right to indemnification under this Section 7.4 with respect to such claim (and any related claim with respect to other taxable years the contest of which is precluded as a result of such waiver) and (b) no Tax Indemnitee shall be required to contest any claim if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely, unless there has been a change in law which in the opinion of Tax Indemnitee's counsel creates substantial authority for the success of such contest. Each Tax Indemnitee and DAP SUB shall consult in good faith with each other regarding the conduct of such contest controlled by either.

         (d) Reimbursement for Tax Savings. If (x) a Tax Indemnitee shall obtain a credit or refund of any Taxes paid by DAP or any Lessee pursuant to this Section 7.4 or (y) by reason of the incurrence or imposition of any Tax for which a Tax Indemnitee is indemnified hereunder or any payment made to or for the account of such Tax Indemnitee by DAP or any Lessee pursuant to this Section 7.4, such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Lessees are not required to indemnify such Tax Indemnitee pursuant to this Section 7.4, which reduction in Taxes was not taken into account in computing such payment by DAP SUB or any Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to DAP SUB (xx) the amount of such credit or refund, together with the amount of any interest received by such Tax Indemnitee on account of such credit or refund or (yy) an amount equal to such reduction in Taxes, as the case may be; provided that no such payment shall be made so long as an Event of Default shall have occurred and be continuing (but shall be paid promptly after all Events of Default have been cured) and, provided, further, that the amount payable to DAP by any Tax Indemnitee pursuant to this Section 7.4(d) shall not at any time exceed the aggregate amount of all indemnity payments made by DAP and the Lessees under this Section 7.4 to such Tax Indemnitee with respect to the Taxes which gave rise to the credit or refund or with respect to the Tax which gave rise to the reduction in Taxes less the amount of all prior payments made to DAP by such Tax Indemnitee under this
Section 7.4(d). Each Tax Indemnitee agrees to act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from DAP or the Lessees pursuant to this
Section 7.4. The disallowance or reduction of any credit, refund or other tax savings with respect to which a Tax Indemnitee has made a payment to DAP and the Lessees under this Section 7.4(d) shall be treated as a Tax for which DAP SUB and the Lessees are obligated to indemnify such Tax Indemnitee hereunder without regard to Section 7.4(b) hereof.

         (e) Payments. Any Tax indemnifiable under this Section 7.4 shall be paid by DAP or a Lessee directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to a Tax Indemnitee pursuant to Section 7.4 shall be paid within thirty (30) days after receipt of a written demand therefor from such Tax Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that the relevant Taxes are due. Any payments made pursuant to Section 7.4 shall be made to the Tax Indemnitee entitled thereto or DAP, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Master Agreement. Upon the request of any Tax Indemnitee with respect to a Tax that DAP and the Lessees are required to pay, DAP SUB shall furnish to such Tax Indemnitee the original or a certified copy of a receipt for DAP's or a Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Tax Indemnitee.

         (f) Reports. If DAP or any Lessee knows of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 7.4, such Lessee shall, if such Lessee is permitted by Applicable Law, timely file such report, return or statement (and, to the extent permitted by law, show ownership of the applicable Leased Property in such Lessee); provided, however, that if such Lessee is not permitted by Applicable Law or does not have access to the information required to file any such report, return or statement, such Lessee will promptly so notify the appropriate Tax Indemnitee, in which case Tax Indemnitee will file such report. In any case in which the Tax Indemnitee will file any such report, return or statement, the related Lessee shall, upon written request of such Tax Indemnitee, prepare such report, return or statement for filing by such Tax Indemnitee or, if such Tax Indemnitee so requests, provide such Tax Indemnitee with such information as is reasonably available to such Lessee.

         (g) Verification. At DAP SUB's request, the amount of any indemnity payment by a Lessee or any payment by a Tax Indemnitee to DAP pursuant to this
Section 7.4 shall be verified and certified by an independent public accounting firm selected by DAP SUB and reasonably acceptable to the Tax Indemnitee. Unless such verification shall disclose an error in DAP's favor of 5% or more of the related indemnity payment, the costs of such verification shall be borne by DAP; otherwise, such costs shall be borne by the related Tax Indemnitee. In no event shall DAP or any Lessee have the right to review the Tax Indemnitee's tax returns or receive any other confidential information from the Tax Indemnitee in connection with such verification. The Tax Indemnitee agrees to cooperate with the independent public accounting firm performing the verification and to supply such firm with all information reasonably necessary to permit it to accomplish such verification, provided that the information provided to such firm by such Tax Indemnitee shall be for its confidential use. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Master Agreement and that matters of interpretation of this Master Agreement are not within the scope of the independent accounting firm's responsibilities.

         SECTION 7.5 Increased Costs, etc.

         (a) Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Funding Party to make or maintain LIBOR Advances as contemplated by this Master Agreement, (a) the commitment of such Funding Party hereunder to continue LIBOR Advance as such and convert Funded Amounts to LIBOR Advance shall forthwith be cancelled and (b) such Funding Party's Funded Amounts then outstanding as LIBOR Advance, if any, shall be converted automatically to Base Rate Advances on the respective last days of the then current Rent Periods with respect to such Funded Amounts or within such earlier period as required by law. If any such conversion of a LIBOR Advance occurs on a day which is not the last day of the then current Rent Period with respect thereto, each of DAP and each Lessee, jointly and severally, shall pay to such Funding Party such amounts, if any, as may be required pursuant to Section 7.5(f).

         (b) Requirements of Law. In the event that Eurocurrency Reserve Requirements or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Funding Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Funding Party to any tax of any kind whatsoever with respect to this Master Agreement, any Note or any LIBOR Advance made by it, or change the basis of taxation of payments to such Funding Party in respect thereof (except for taxes covered by Section 7.5(d) and changes in franchise taxes or the rate of tax on the overall net income of such Funding Party);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Funding Party which is not otherwise included in the determination of the LIBOR Rate; or

                  (iii) shall impose on such Funding Party any other condition;

and the result of any of the foregoing is to increase the cost to such Funding Party, by an amount which such Funding Party deems to be material, of making, converting into, continuing or maintaining LIBOR Advances or to reduce any amount receivable hereunder in respect thereof then, in any such case, each of DAP SUB and each Lessee, jointly and severally, shall promptly pay such Funding Party, upon its demand, any additional amounts necessary to compensate such Funding Party for such increased cost or reduced amount receivable. If any Funding Party becomes entitled to claim any additional amounts pursuant to this subsection in relation to such outstanding LIBOR Advances, it shall promptly notify the DAP SUB, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Funding Party, through the Agent, to the DAP SUB in good faith and setting forth in reasonable detail the calculation of such amounts shall be conclusive in the absence of manifest error. The provisions of this paragraph (b) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

         (c) Capital Adequacy. In the event that any Funding Party or corporation controlling such Funding Party shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Funding Party or such corporation with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Funding Party's capital as a consequence of its obligations hereunder to a level below that which such

Funding Party could have achieved but for such change or compliance (taking into consideration such Funding Party's policies with respect to capital adequacy) by an amount deemed by such Funding Party to be material, then from time to time, after submission by such Funding Party in good faith to DAP SUB (with a copy to the Agent) of a written request therefor setting forth in reasonable detail the calculation of such amount (which request shall be conclusive in the absence of manifest error), each of DAP and each Lessee, jointly and severally, shall pay to such Funding Party such additional amount or amounts as will compensate such Funding Party for such reduction to the extent imposed generally on other lessees or borrowers with whom such Funding Party has similar lease or credit arrangements (but in the case of outstanding Base Rate Advances, without duplication of any amounts already covered by such Funding Party by reason of an adjustment in the applicable Base Rate). The provisions of this paragraph (c) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

         (d) Taxes. Subject to Section 7.5(e), all payments made by a Lessee under the Lease and the other Operative Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Funding Party, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or such Funding Party, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Funding Party (excluding a connection arising solely from the Agent or such Funding Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Master Agreement or any other Operative Document) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Withholding Taxes"). If any Withholding Taxes are required to be withheld from any amounts payable to the Agent or any Funding Party hereunder or under any other Operative Document, the amounts so payable to the Agent or such Funding Party (so long as such Funding Party is in compliance with Section 7.5(e), as appropriate) shall be increased to the extent necessary to yield to the Agent or such Funding Party (after payment of all Withholding Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Operative Documents. Whenever any Withholding Taxes are payable by a Lessee, as promptly as possible thereafter such Lessee shall send to the Agent for its own account or for the account of such Funding Party, as the case may be, a certified copy of an original official receipt received by such Lessee showing payment thereof. If a Lessee fails to pay any Withholding Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, each of DAP SUB and each Lessee, jointly and severally, shall indemnify the Agent and the Funding Parties for any incremental taxes, interest or penalties that may become payable by the Agent or any Funding Party as a result of any such failure. The agreements in this subsection shall survive the termination of this Master Agreement and the

Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

         (e) Tax Forms. Each Lender to this Master Agreement on the Initial Closing Date that is not incorporated under the laws of the United States of America or a state thereof agrees that, on or prior to the Initial Closing Date, it will deliver to DAP SUB and the Agent two duly completed copies of (i) United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to DAP SUB and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to DAP SUB, and such extensions or renewals thereof as may reasonably be requested by DAP SUB or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Funding Party from duly completing and delivering any such form with respect to it and such Funding Party so advises DAP SUB and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under the Operative Documents without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

         (f) Breakage Costs. Each of DAP and each Lessee, jointly and severally, agrees to indemnify each Funding Party and to hold each Funding Party harmless from any loss or expense which such Funding Party may sustain or incur as a consequence of (a) default by a Lessee in payment when due of the principal amount of or interest on any LIBOR Advance, (b) default by a Lessee in making a borrowing or conversion after such Lessee or the Construction Agent has given (or is deemed to have given) a notice in accordance with this Master Agreement, (c) default by a Lessee in making any prepayment of LIBOR Advances after such Lessee has given a notice thereof in accordance with the provisions of the Operative Documents or (d) the making of a prepayment, payment or conversion, of LIBOR Advances on a day which is not the last day of a Rent Period with respect thereto, including, without limitation, in each case, any such loss (other than non-receipt of the Applicable Margin or, without duplication, anticipated profits) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (it being understood that any such calculation will be made on notional amounts as the Funding Parties are not required to show that they matched deposits specifically). A certificate as to any additional amounts payable pursuant to this subsection submitted by such Funding Party, through the Agent, to DAP SUB in good faith shall be conclusive in the absence of manifest error. The provisions of this paragraph (f) shall survive the termination of this Master Agreement and the Lease and the payment of the Notes and all other amounts payable under the Operative Documents.

         (g) Action of Affected Funding Parties. Each Funding Party agrees to use reasonable efforts (including reasonable efforts to change the booking office for its Loans) to avoid or minimize any illegality pursuant to Section 7.5(a) or any amounts which might otherwise be payable pursuant to Section 7.5(c) or (d); provided, however, that such efforts shall not cause the imposition on such Funding Party of any additional costs or legal or regulatory burdens reasonably deemed by such Funding Party to be material and shall not be deemed by such Funding Party to be otherwise contrary to its policies. In the event that such reasonable efforts are insufficient to avoid all such illegality or all amounts that might be payable pursuant to Section 7.5(c) or
(d), then such Funding Party (the "Affected Funding Party") shall use its reasonable efforts to transfer to any other Funding Party (which itself is not then an Affected Funding Party) its Loans and Commitment, subject to the provisions of Section 6.2; provided, however, that such transfer shall not be deemed by such Affected Funding Party, in its sole discretion, to be disadvantageous to it or contrary to its policies. In the event that the Affected Funding Party is unable, or otherwise is unwilling, so to transfer its Loans and Commitment, DAP SUB may designate an alternate lender (reasonably acceptable to the Agent) to purchase the Affected Funding Party's Loans and Commitment, at par and including accrued interest, and, subject to the provisions of Section 6.2, the Affected Funding Party shall transfer its Commitment to such alternate lender and such alternate lender shall become a Funding Party hereunder. Any fee payable to the Agent pursuant to Section 6.2 in connection with such transfer shall be for the account of DAP and the Lessees.

         SECTION 7.6 End of Term Indemnity. In the event that at the end of the Lease Term for the Leased Properties: (i) the related Lessee elects the option set forth in Section 14.6 of the Lease, and (ii) after the Lessor receives the sales proceeds from the Leased Properties under Section 14.6 or 14.7 of the Lease, together with Lessees' payment of the Recourse Deficiency Amount, the Lessor shall not have received the entire Lease Balance, then, within 90 days after the end of the Lease Term, the Lessor or the Agent may obtain, at Lessees' sole cost and expense, a report from the Appraiser (or, if the Appraiser is not available, another appraiser reasonably satisfactory to the Lessor or the Agent, as the case may be, and approved by DAP SUB, such approval not to be unreasonably withheld) in form and substance reasonably satisfactory to the Lessor and the Agent (the "Report") to establish the reason for any decline in value of the Leased Properties from the Lease Balance. The Lessees, jointly and severally, shall promptly reimburse the Lessor for the amount equal to such decline in value to the extent that the Report indicates that such decline was due to

         (v) during the time while any property was a Leased Property, extraordinary use, failure to maintain, to repair, to restore, to rebuild or to replace as required by the Operative Documents, failure to comply with all Applicable Laws, failure to use good workmanship with respect to work performed after the Closing Date related to such Leased Property, method of installation or removal or maintenance, repair, rebuilding or replacement, or any other cause or condition within the power of a Lessee to control or effect resulting in the Building failing to be of the type and quality contemplated by the Appraisal (excepting in each case ordinary wear and tear), or

         (w) any Alteration made to, or any rebuilding of, any Leased Property or any part thereof by any Lessee, or

         (x) any restoration or rebuilding carried out by any Lessee or any condemnation of any portion of any Leased Property pursuant to Article X of the Lease, or

         (y) any use of any Leased Property or any part thereof by any Lessee other than as permitted by the Lease, or any act or omission constituting a breach of any requirement, condition, restriction or limitation set forth in the related Deed or the related Purchase Agreement, or

         (z) the existence or compliance with any IDB Documentation.


                                 ARTICLE VIII.
                                 MISCELLANEOUS

         SECTION 8.1 Survival of Agreements. The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Documents, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Master Agreement and any of the Operative Documents, the transfer of any Land to the Lessor as provided herein (and shall not be merged into any Deed), any disposition of any interest of the Lessor in any Leased Property, the purchase and sale of the Notes, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

         SECTION 8.2 Notices. Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be addressed to such parties at the addresses therefor as set forth in Schedule 8.2, or such other address as any such party shall specify to the other parties hereto, and shall be deemed to have been given (i) the Business Day after being sent, if sent by overnight courier service; (ii) the Business Day received, if sent by messenger; (iii) the day sent, if sent by facsimile and confirmed electronically or otherwise during business hours of a Business Day (or on the next Business Day if otherwise sent by facsimile and confirmed electronically or otherwise); or (iv) three Business Days after being sent, if sent by registered or certified mail, postage prepaid.

         SECTION 8.3 Counterparts. This Master Agreement may be executed by the parties hereto in separate counterparts (including by facsimile), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 8.4 Amendments. No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified with respect to DAP SUB, any Lessee or any Funding Party, except (a) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Lessees, with the written agreement or consent of DAP SUB, and (b) in the case of a termination, amendment, supplement, waiver or modification to be binding on the Funding Parties, with the written agreement or consent of the Required Funding Parties; provided, however, that

         (x) notwithstanding the foregoing provisions of this Section 8.4 or clause (y) below, the consent of each Funding Party affected thereby shall be required for any amendment, modification or waiver directly:

                  (i) modifying any of the provisions of this Section 8.4, changing the definition of "Required Funding Parties" or "Required Lenders", or increasing the Commitment of such Funding Party;

                  (ii) amending, modifying, waiving or supplementing any of the provisions of Section 3 of the Loan Agreement or the representations of such Funding Party in Section 4.3 or 4.4 or the covenants of such Funding Party in Section 6 of this Master Agreement;

                  (iii) reducing any amount payable to such Funding Party under the Operative Documents or extending the time for payment of any such amount, including, without limitation, any Rent, any Funded Amount, any fees, any indemnity, any Leased Property Balance, the Lease Balance, any Funding Party Balance, the Recourse Deficiency Amount, interest or Yield; or

                  (iv) consenting to any extension of the Lease Term, releasing any of the collateral assigned to the Agent and the Lenders pursuant to any Mortgage and any Assignment of Lease and Rents (but excluding a release of any rights that the Lenders may have in any Leased Property, or the proceeds thereof as contemplated in the definition of "Release Date"), releasing any Lessee from its obligations in respect of the payments of Rent and the Lease Balance, releasing DAP SUB from its obligations under the Operative Documents or changing the absolute and unconditional character of any such obligation; and

         (y) no such termination, amendment, supplement, waiver or modification shall, without the written agreement or consent of the Lessor, the Agent and the Required Lenders, be made to the Lease or any Security Agreement and Assignment; and

         (z) subject to the foregoing clauses (x) and (y), so long as no Event of Default has occurred and is continuing, the Lessor, the Agent and the Lenders may not amend, supplement, waive or modify any terms of the Loan Agreement, the Notes, the Mortgages and the Assignments of Lease and Rents without the consent of DAP SUB (such consent not to be unreasonably withheld or delayed); provided that in no event may any Operative Document be amended so as to increase the obligations of DAP or any Lessee, or deprive DAP or any Lessee of any rights thereunder, without the written consent of DAP SUB.

         SECTION 8.5 Headings, etc. The Table of Contents and headings of the various Articles and Sections of this Master Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 8.6 Parties in Interest. Except as expressly provided herein, none of the provisions of this Master Agreement is intended for the benefit of any Person except the parties hereto and their respective successors and permitted assigns.

         SECTION 8.7 GOVERNING LAW. THIS MASTER AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

         SECTION 8.8 Expenses. Whether or not the transactions herein contemplated are consummated, each of DAP and the Lessees, jointly and severally, agrees to pay, as Supplemental Rent, all actual, reasonable and documented out-of-pocket costs and expenses of the Lessor, the Agent and the Lenders in connection with the preparation, execution and delivery of the Operative Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Mayer, Brown & Platt, but not including any fees and disbursements for any other outside counsel representing any Lender) and of the Lessor, the Agent and the Lenders in connection with endeavoring to enforce the Operative Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Lessor, the Agent and the Lenders), unless such enforcement action is finally denied by a court on the merits. All references in the Operative Documents to "attorneys' fees" or "reasonable attorneys fees" shall mean reasonable attorneys' fees actually incurred, without regard to any statutory definition thereof.

         SECTION 8.9 Severability. Any provision of this Master Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 8.10 Liabilities of the Funding Parties: Sharing of Payments.
(a) No Funding Party shall have any obligation to any other Funding Party or to the Guarantor or any Lessee with respect to the transactions contemplated by the Operative Documents except those obligations of such Funding Party expressly set forth in the Operative Documents or except as set forth in the instruments delivered in connection therewith, and no Funding Party shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth. No Lender shall have any obligation or duty to DAP or any Lessee, any other Funding Parties or any other Person with respect to the transactions contemplated hereby except to the extent of the obligations and duties expressly set forth in this Master Agreement or the Loan Agreement.

         (b) If any Funding Party shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by all the Funding Parties, such Funding Parties shall forthwith purchase from the other Funding Parties such participations in the Advances owed to them as shall be necessary to cause such purchasing Funding Party to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Funding Party, such purchase from each Funding Party shall be rescinded and such Funding Party shall repay to the purchasing Funding Party the purchase price to the extent of such Funding Party's ratable share (according to the proportion of (i) the amount of the participation purchased from such Funding Party as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Funding Party's ratable share (according to the proportion of (i) the amount of such Funding Party's required repayment to (ii) the total amount so recovered from the purchasing Funding Party) of any interest or other amount paid or payable by the purchasing Funding Party in respect of the total amount so recovered. Each Funding Party agrees that any Funding Party so purchasing a participation from another Funding Party pursuant to this Section 8.10 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Funding Party were the direct creditor of such Funding Party in the amount of such participation.

         SECTION 8.11 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding relating to this Master Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Florida sitting in Hillsborough or Polk County, the courts of the United States of America for the Middle District of Florida, and appellate courts from any thereof;

                  (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and

                  (iii) agrees that nothing herein shall affect the right to effect service of process in any manner permitted by law.

         EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS MASTER AGREEMENT, ANY OTHER OPERATIVE DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         SECTION 8.12 Liabilities of the Agent. The Agent shall have no duty, liability or obligation to any party to this Master Agreement with respect to the transactions contemplated hereby except those duties, liabilities or obligations expressly set forth in this Master Agreement or the Loan Agreement, and any such duty, liability or obligations of the Agent shall be as expressly limited by this Master Agreement or the Loan Agreement, as the case may be. All parties to this Master Agreement acknowledge that the Agent is not, and will not be, performing any due diligence with respect to documents and information received pursuant to this Master Agreement or any other Operative Agreement including, without limitation, any Environmental Audit, Title Policy or survey. The acceptance by the Agent of any such document or information shall not constitute a waiver by any Funding Party of any representation or warranty of DAP SUB or any Lessee even if such document or information indicates that any such representation or warranty is untrue.

         IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                       DISCOUNT AUTO PARTS, INC., as Guarantor


                                       By:
                                          -------------------------------------
                                       Name Printed:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------


                                       DISCOUNT AUTO PARTS DISTRIBUTION
                                       CENTER, INC., as a Lessee


                                       By:
                                          -------------------------------------
                                       Name Printed:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------




                                                                         MASTER
                                                                      AGREEMENT

                                       ATLANTIC FINANCIAL GROUP, LTD., as
                                       Lessor

                                       By: Atlantic Financial Managers, Inc.,
                                           its General Partner


                                       By:
                                          -------------------------------------
                                       Name Printed:    Stephen Brookshire
                                                    ---------------------------
                                       Title:                President
                                             ----------------------------------


                                       SUNTRUST BANK, as Agent and as a Lender


                                       By:
                                          -------------------------------------
                                       Name Printed:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------




                                                                         MASTER
                                                                      AGREEMENT

                                  SCHEDULE 2.2


                   AMOUNT OF EACH FUNDING PARTY'S COMMITMENT



Lessor Commitment Percentage:                         3.5%

Lessor Commitment:                                    $980,000

Lender Commitment Percentages:

     SunTrust Bank                                    96.5%

Lender Commitments:

     SunTrust Bank                                    $27,020,000

                                  SCHEDULE 8.2


                             ADDRESSES FOR NOTICES


DAP:                       Discount  Auto Parts, Inc.
                           4900 Frontage Road South
                           Lakeland, Florida 33815
                           Attn: Chief Financial Officer
                           Facsimile: 863-284-2063

                           with a copy to

                           Trenam, Kemker, Scharf, Barkin, Frye,
                           O'Neill & Mullis
                           P.O.  Box 1102
                           Tampa, Florida 33601
                           Attn: Gary Teblum
                           Facsimile: 813-229-6553

Lessor:                    Atlantic Financial Group, Ltd.
                           1000 Ballpark Way
                           Suite 304
                           Arlington, Texas 76011
                           Attn:  Stephen Brookshire
                           Facsimile: 214/871-2799

Lender and Agent:          SunTrust Bank, Inc.
                           200 South Orange Avenue
                           Mail Code 1106
                           Attn: Bill Barr
                           Facsimile: 407-237-4076

                           with a copy to:

                           SunTrust Equitable Securities Corporation
                           303 Peachtree Street, 24th Floor
                           Mail Code 3951
                           Atlanta, Georgia 30308
                           Attn: Robert Kennedy
                           Facsimile: 404/230-1344

                                   APPENDIX A
                                       to
                            Master Agreement, Lease,
                Loan Agreement and Construction Agency Agreement

                         DEFINITIONS AND INTERPRETATION


         M. Interpretation. In each Operative Document, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents;

                  (iii)  reference to any gender includes each other gender;

                  (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

                  (v) reference to any Applicable Law or Requirement of Law means such Applicable Law or Requirement of Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law or Requirement of Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

                  (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

                  (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section, paragraph or other provision of such Operative Document;

                  (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

                  (ix)   "or" is not exclusive; and

                  (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

         N. Accounting Terms. In each Operative Document, unless expressly otherwise provided, all terms of an accounting character used in the Operative Documents shall be interpreted, all accounting determinations under the Operative Documents shall be made, and all financial statements required to be delivered under the Master Agreement shall be prepared, in accordance with GAAP.

         O. Conflict in Operative Documents. If there is any conflict between any Operative Documents, each such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Master Agreement shall prevail and control.

         P. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring any Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

         Q. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document.

         "A Loan" means the A Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

         "A Note" is defined in Section 2.2 of the Loan Agreement.

         "A Percentage" means 85%.

         "Address" means with respect to any Person, its address set forth in
Schedule 8.2 to the Master Agreement or such other address as it shall have identified to the parties to the Master Agreement in writing in the manner provided for the giving of notices thereunder.

         "Advance" means a LIBOR Advance or a Base Rate Advance.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

         "After-Tax Basis" means (a) with respect to any payment to be received by an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any payment to be made to either a Lessee or an Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and
(ii) such Indemnitee or such Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (b) of this definition.

         "Agent" means SunTrust Bank, a Georgia banking corporation, in its capacity as agent under the Master Agreement and the Loan Agreement.

         "Airgas Litigation" means the previously settled litigation known as Airgas, Inc. et al. vs. Discount Auto Parts, Inc., et al., originally filed in the United States District Court of Georgia, Savannah Division under Case No. LV497-32.

         "Alterations" means, with respect to any Leased Property, fixtures, alterations, improvements, modifications and additions to such Leased Property.

         "Applicable Law" means all applicable laws (including Environmental
Laws), rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment

(including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of any Leased Property).

         "Applicable Margin" means, with respect to LIBOR Advances:

         The Applicable Margin shall be the number of basis points designated below based on DAP's Consolidated Funded Debt to Total Capitalization Ratio, measured quarterly:


             CONSOLIDATED FUNDED DEBT TO TOTAL CAPITALIZATION RATIO

<25.0%      >25.0% and <35.0%   >35.0 % and <45.0%   >45.0% and <50.0%   >50%
            -                   -                    -                   -

75.00 bp    87.5 bp             100 bp               112.5 bp            137.5 bp

==========  ==================  ===================  ==================  ========


         provided, however, that adjustments, if any, to the Applicable Margin based on changes in DAP's Consolidated Funded Debt to Total Capitalization Ratio as set forth above shall be calculated by the Agent quarterly, based upon DAP's quarterly financial statements, beginning with the DAP's statements for the period ended February 29, 2000, and shall become effective on the first day of the next succeeding fiscal quarter following the date of such calculation; provided, further, however, if DAP shall fail to deliver any such quarterly financial statements within the time period required by
         Section 5.7 of the Master Agreement, then the Applicable Margin for LIBOR Advances shall be that shown above for a Consolidated Funded Debt to Total Capitalization Ratio equal to or greater than 50%; it being understood that if and when such quarterly financial statements are subsequently delivered, then the Applicable Margin shall be readjusted, effective upon and as of the date of such delivery, to that number of basis points designated above based on DAP's Consolidated Funded Debt to Total Capitalization Ratio as reflected in such delivered quarterly financial statements.

         "Appraisal" is defined in Section 3.1 of the Master Agreement.

         "Appraiser" means an MAI appraiser reasonably satisfactory to the Agent.

         "Architect" means with respect to any Leased Property the architect engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

         "Architect's Agreement" means, with respect to any Leased Property, the architectural services agreement, if any, between the Construction Agent (or a Lessee), in its capacity as agent for Lessor, and the related Architect.

         "Asset Value" means, with respect to any property or asset as of any particular date, an amount equal to the greater of (i) the then book value of such property or asset as established in accordance with GAAP, or (ii) the then fair market value of such property or asset as determined in good faith by the board of directors of DAP.

         "Assignment and Assumption" means an assignment and assumption agreement, substantially in the form of Exhibit F to the Master Agreement.

         "Assignment of Lease and Rents" means, with respect to any Leased Property, the Assignment of Lease and Rents, dated as of the related Closing Date, from the Lessor to the Agent, substantially in the form of Exhibit B to the Master Agreement.

         "Authority" means a development or similar authority of any state, county or municipality that is an issuer of Bonds.

         "Award" means any award or payment received by or payable to the Lessor or a Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses, including reasonable attorneys' fees, incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

         "B Loan" means the B Percentage of Fundings made pursuant to the Loan Agreement and the Master Agreement.

         "B Note" is defined in Section 2.2 of the Loan Agreement.

         "B Percentage" means 11.5%.

         "Bankruptcy Code" means The Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss.101 et seq.).

         "Base Rate" means (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate. The Base Rate is determined daily.

         "Base Rate Advance" means that portion of the Funded Amount bearing interest at the Base Rate.

         "Base Term" means, with respect to any Leased Property, (a) the period commencing on the related Closing Date and ending on May 30, 2005 or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

         "Basic Rent" means the rent payable pursuant to Section 3.1 of the Lease, determined in accordance with the following: each installment of Basic Rent payable on any Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of Lender Basic Rent payable on such Payment Date, plus
(B) the aggregate amount of Lessor Basic Rent payable on such Payment Date, in each case for the Leased Property or Properties that are then subject to the Lease.

         "Board" means the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

         "Board of Directors", with respect to a corporation, means either the Board of Directors or any duly authorized committee of that Board which pursuant to the by-laws of such corporation has the same authority as that Board as to the matter at issue.

         "Bond Purchase Contract" is defined in Section 2.6 of the Master Agreement.

         "Bond Trustee" is defined in Section 2.6 of the Master Agreement.

         "Bonds" means industrial revenue or development bonds issued by a state, county or municipal authority in connection with any Leased Property.

         "Building" means, with respect to any Leased Property, the buildings, structures and improvements located or to be located on the related Land, along with all fixtures used or useful in connection with the operation of such Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached to the Building, equipment, if any, financed by the Lessor and/or the Lenders and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in each case excluding trade fixtures and equipment financed other than by the Lessor or the Lenders).

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed for business in Atlanta, Georgia or Orlando, Florida and, if the applicable Business Day relates to a LIBOR Advance, on which trading is not carried on by and between banks in the London interbank market.

         "Capitalized Lease Obligations" means all lease obligations which have been or are required to be, in accordance with generally accepted accounting principles, capitalized on the books of the lessee.

         "Casualty" means an event of damage or casualty relating to all or part of any Leased Property that does not constitute an Event of Loss.

         "Change in Control Provision" means a provision set forth in any loan agreement, credit agreement, indenture, receivables purchase agreement, lease or other similar agreement that relates to, or is triggered by, a change in the ownership of the stock of DAP or any change in the composition of the board of directors or senior management of DAP.

         "Claims" means liabilities, obligations, damages, losses, demands, penalties, fines, claims, actions, suits, judgments, proceedings, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

         "Closing Date" means with respect to each parcel of Land, the date on which (i) such Land is acquired by the Lessor pursuant to a Purchase Agreement or such Land is leased to the Lessor pursuant to a Ground Lease and (ii) the initial Funding occurs with respect to such Land under the Master Agreement.

         "Code" or "Tax Code" means the Internal Revenue Code of 1986, as amended.

         "Commitment" means as to each Funding Party, its obligation to make Fundings as investments in each Leased Property, or to make Loans to the Lessor, in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

         "Commitment Percentage" means as to any Funding Party, at a particular time, the percentage of the aggregate Commitments in effect at such time represented by such Funding Party's Commitment, as such percentage is shown for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

         "Completion Date" with respect to any Leased Property means the Business Day on which the conditions specified in Section 3.5 of the Master Agreement have been satisfied or waived with respect to such Leased Property.

         "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, occupancy or title to any Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use is prevented or occupancy or title is taken.

         "Consolidated Companies" means, collectively, DAP and all of its Wholly-Owned Subsidiaries.

         "Consolidated EBIT" means, for any fiscal period of DAP, an amount equal to the sum of its Consolidated Net Income (Loss), plus (i) Consolidated Interest Expense and (ii) Consolidated Income Tax Expense, (iii) extraordinary losses, (iv) loss from discontinued operations and (v) the cumulative effect of changes in accounting principles, minus (y) extraordinary gains and (z) income from discontinued operations.

         "Consolidated EBITDAR" means, for any fiscal period of DAP, an amount equal to the sum of its Consolidated Net Income (Loss), plus (i) Consolidated Income Tax Expense, (ii) Consolidated Interest Expense, (iii) depreciation and amortization, (iv) Consolidated Rental Expense, (v) income or loss from discontinued operations, (vi) extraordinary losses or gains and (vii) the cumulative effect of changes in accounting principles.

         "Consolidated EBITR" means, for any fiscal period of DAP, an amount equal to the sum of its Consolidated EBIT, plus Consolidated Rental Expense, for such period.

         "Consolidated Fixed Charges" means, for any fiscal period of DAP, an amount equal to the sum of (i) Consolidated Interest Expense and (ii) Consolidated Rental Expense.

         "Consolidated Funded Debt" means, without duplication, all Indebtedness for money borrowed, purchase money mortgages, Capitalized Lease Obligations, amounts outstanding in respect of asset securitization vehicles, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness, plus the net present value of future operating lease payments (excluding payments relating to synthetic leases) calculated using standard S&P methodology, plus the redemption amount with respect to any redeemable preferred stock of DAP or any Consolidated Subsidiaries required to be redeemed within the next twelve (12) months. Consolidated Funded Debt shall also include any Consolidated Funded Debt which has been guaranteed by DAP or any Consolidated Subsidiary or which is supported by a letter of credit issued for the account of DAP or any Consolidated Subsidiary.

         "Consolidated Funded Debt to Total Capitalization Ratio" means the ratio of Consolidated Funded Debt to Total Capitalization.

         "Consolidated Interest Expense" means, for any fiscal period of DAP, total interest expense (including without limitation, interest expense attributable to Capitalized Lease Obligations) of DAP and its Consolidated Subsidiaries on a consolidated basis.

         "Consolidated Income Tax Expense" means, for any fiscal period of DAP, the aggregate of (i) all taxes based upon or measured by the income of DAP and its Consolidated Subsidiaries on a consolidated basis and (ii) franchise taxes payable by DAP and its Consolidated Subsidiaries on a consolidated basis.

         "Consolidated Net Income (Loss)" means, for any fiscal period of DAP, the consolidated net income (or loss) of DAP and its Consolidated Subsidiaries for such period (taken as a single accounting period); provided that there shall be excluded therefrom (i) any items of gain or loss, together with any related provision for Taxes which were included in determining such consolidated net income, resulting from the sale of assets other than in the ordinary course of business; and (ii) the income (or loss) of any party accrued prior to the date such party becomes a Consolidated Subsidiary of DAP or is merged into or consolidated with DAP or any of its Consolidated Subsidiaries, or such party's assets are acquired by DAP or any of its Consolidated Subsidiaries.

         "Consolidated Net Worth" means, for any period of determination, the net worth of DAP and its Consolidated Subsidiaries on a consolidated basis.

         "Consolidated Rental Expense" means for any fiscal period of DAP, total rental expense and operating lease expense of DAP and its Consolidated Subsidiaries on a consolidated basis.

         "Consolidated Subsidiary" means, as at any particular time, any corporation included as a Consolidated Subsidiary of DAP in DAP's most recent financial statements furnished to its stockholders and certified by DAP's independent public accountants.

         "Construction" means, with respect to any Leased Property, the construction of the related Building pursuant to the related Plans and Specifications.

         "Construction Agency Agreement" means the Construction Agency Agreement, dated as of May 30, 2000, between DAP SUB and the Lessor.

         "Construction Agency Event of Default" is defined in Section 5.1 of the Construction Agency Agreement.

         "Construction Agent" means DAP SUB in its capacity as construction agent pursuant to the Construction Agency Agreement.

         "Construction Budget" is defined in Section 2.4 of the Construction Agency Agreement.

         "Construction Conditions" means the conditions set forth in Section
3.5 of the Master Agreement.

         "Construction Contract" means, with respect to any Leased Property, that certain construction contract, if any, between a Lessee or the Construction Agent, as agent for Lessor, and a General Contractor for the Construction of the related Building, provided that such contract shall be assigned to the Lessor, and such assignment shall be consented to by such General Contractor, pursuant to an assignment of such construction contract substantially in the form of the Security Agreement and Assignment set forth as Exhibit C to the Master Agreement.

         "Construction Failure Payment" with respect to any Leased Property means an amount equal to the sum of (i) 89.9% of the acquisition cost of the related Land, plus (ii) 89.9% of the Construction costs (including development and transaction costs, but excluding any upfront structuring fees) related to such Leased Property that have been incurred through the date of payment, plus
(iii) any amounts owed with respect to such Leased Property pursuant to Section
3.3 of the Construction Agency Agreement or Section 7.2 or 7.5 of the Master Agreement, plus (iv) the cost of tenant improvements that were not part of the Construction Budget for such Leased Property.

         "Construction Force Majeure Event" means, with respect to any Leased
Property:

         (a) an act of God arising after the related Closing Date, or

         (b) any change in any state or local law, regulation or other legal requirement arising after such Closing Date and relating to the use of the Land or the construction of a building on the Land, or

         (c) strikes, lockouts, labor troubles, unavailability of materials, riots, insurrections or other causes beyond a Lessee's control which prevents the Construction Agent from arranging for completion of the Construction prior to the Scheduled Construction Termination Date and which could not have been avoided or which cannot be remedied by the Construction Agent through the exercise of all commercially reasonable efforts or the expenditure of funds and, in the case of (b) above, the existence or potentiality of which was not known to and could not have been discovered prior to such Closing Date through the exercise of reasonable due diligence by the Construction Agent.

         "Construction Land Interest" means each parcel of Land for which the Completion Date has not yet occurred.

         "Construction Term" means, with respect to any Leased Property, the period commencing on the related Closing Date and ending on the related Construction Term Expiration Date, or such shorter period as may result from earlier termination of the Lease as provided therein.

         "Construction Term Expiration Date" means, with respect to any Leased Property, the earliest of the following:

         (a) the related Completion Date,

         (b) the date on which the aggregate Funded Amounts equal the Commitments, and

         (c) the related Scheduled Construction Termination Date.

         "Contractual Obligation", as applied to any Person, means any provision of any securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

         "Contribution Agreement" means the Contribution Agreement, dated as of May 30, 2000, among the Subsidiary Guarantors.

         "Credit Party" means DAP, DAP SUB, each Lessee and each Subsidiary Guarantor.

         "DAP" means Discount Auto Parts, Inc., a Florida corporation.

         "DAP SUB" means Discount Auto Parts Distribution Center, Inc., a Mississippi corporation.

         "Deed" means, with respect to any Land, a general warranty deed (or, if the related Title Policy is acceptable to the related Lessee and the Agent, a special, limited warranty or trustee's deed), dated the applicable Closing Date, from the applicable Seller to the Lessor, conveying such Land.

         "Default" means any of the events specified in Article XII of the Lease, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

         "Dollars" and the sign "$" means lawful money of the United States of America.

         "Engineer" means, with respect to any Leased Property, the engineer engaged in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

         "Engineer's Agreement" means, with respect to any Leased Property the engineering services agreement, if any, between the Construction Agent, in its capacity as agent for Lessor, and the related Engineer.

         "Environment" shall have the meaning set forth in 42 U.S.C. ss.9601(8) as defined on the date of the Master Agreement, and "Environmental" means pertaining or relating to the Environment.

         "Environmental Audit" means, with respect to each parcel of Land, a Phase I Environmental Assessment, dated no more than 90 days prior to the related Closing Date, by an environmental services firm satisfactory to the Funding Parties and DAP SUB.

         "Environmental Laws" means and include the Resource Conservation and Recovery Act of 1976, (RCRA) 42 U.S.C. ss.ss. 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss.ss. 1801-1812, the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601-2671, the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of any Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time or any successor federal statute, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means, as applied to DAP, any Person or trade or business which is a member of a group which is under common control with DAP, who together with DAP, is treated as a single employer within the meaning of
Section 414 (b),(c),(m) or (o) of the Code.

         "Event of Default" means any event or condition designated as an "Event of Default" in Article XII of the Lease.

         "Event of Loss" is defined in Section 10.1 of the Lease.

         "Event of Taking" is defined in Section 10.2 of the Lease.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

         "Executive Officer" means with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).

         "Fair Market Rental Value" means, with respect to any Leased Property, the fair market rent as determined by an independent appraiser chosen by the related Lessee and reasonably acceptable to the Lessor and the Agent (unless an Event of Default has occurred and is continuing, in which case the appraiser shall be chosen by the Agent) that would be obtained in an arm's-length lease between an informed and willing lessee and an informed and willing lessor, in either case under no compulsion to lease, and neither of which is related to or affiliated with the Lessor or any Lessee for the lease of such Leased Property on the terms (other than the amount of Basic Rent) set forth, or referred to, in the Lease. Such fair market rent shall be calculated as the value for the use of such Leased Property to be leased in place at the Land, assuming, in the determination of such fair market rental value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market rental value is being determined for the purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease, in which case this assumption shall not be made).

         "Fair Market Sales Value" means, with respect to any Leased Property or any portion thereof, the fair market sales value as determined by an independent appraiser chosen by the related Lessee and reasonably acceptable to the Lessor and the Agent (unless an Event of Default has occurred and is continuing, in which case the appraiser shall be chosen by the Agent), that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or any Lessee, for the purchase of such Leased Property. Such fair market sales value shall be calculated as the value for such Leased Property, assuming, in the determination of such fair market sales value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section 13.1 of the Lease and except as otherwise specifically provided in the Lease or the Master Agreement, in which case this assumption shall not be made).

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Final Rent Payment Date" with respect to any Leased Property is defined in Section 13.1(e) of the Lease.

         "Funded Amount" means, as to the Lessor, the Lessor's Invested Amounts, and, as to each Lender, the outstanding principal amount of such Lender's Loans.

         "Funding" means any funding by the Funding Parties pursuant to Section
2.2 of the Master Agreement.

         "Funding Date" means each Closing Date and each other date on which a Funding occurs under Section 2 of the Master Agreement.

         "Funding Parties" means the Lessor and the Lenders, collectively.

         "Funding Party Balance" means, with respect to any Leased Property, (i) for the Lessor as of any date of determination, an amount equal to the sum of the outstanding related Lessor's Invested Amount, all accrued and unpaid Yield on such outstanding related Lessor's Invested Amount, all unpaid related fees owing to the Lessor under the Operative Documents, and all other related amounts owing to the Lessor by the Lessees under the Operative Documents, and (ii) for any Lender as of any date of determination, an amount equal to the sum of the outstanding related Loans of such Lender, all accrued and unpaid interest thereon, all unpaid related fees owing to such Lender under the Operative Documents, and all other related amounts owing to such Lender by the Lessees under the Operative Documents.

         "Funding Request" is defined in Section 2.2 of the Master Agreement.

         "Funding Termination Date" means the earlier of (i) May 30, 2003 and
(ii) the termination of the Commitments pursuant to Section 5.2 of the Loan Agreement.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "General Partner" means Atlantic Financial Managers, Inc., a Texas corporation.

         "General Permitted Liens" means Liens permitted by Section 5.13 of the Master Agreement.

         "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of any Leased Property.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Ground Lease" means, with respect to any Land, the ground lease between the related Ground Lessor and the Lessor pursuant to which a leasehold estate is conveyed in the Land to the Lessor.

         "Ground Lessor" means, as to any Land, the ground lessor of such Land.

         "Guaranteed Indebtedness" means, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner including, without limitation, any obligation or arrangement of such Person (a) to purchase or repurchase any such primary obligation, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) to indemnify the owner of such primary obligation against loss in respect thereof; provided, however, that the guaranty of the Obligations by any Subsidiary shall not be included within the meaning of the term "Guaranteed Indebtedness" for purposes of the Master Agreement.

         "Guarantor" means DAP.

         "Guaranty Agreement" means the Guaranty Agreement, dated as of May 30, 2000, issued by DAP.

         "Hazardous Material" or "Hazardous Substance" means any substance, waste or material which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons, or which is or becomes regulated under any Environmental Law by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, any jurisdiction in which a Leased Property is located or any political subdivision thereof and also including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon gas.

         "IDB Documentation" means the Bonds, each IDB Lease and all other agreements, documents, contracts and instruments entered into in connection with any Bonds or IDB Property.

         "IDB Lease" means a lease between the Lessor and an Authority with respect to a Leased Property.

         "IDB Property" means each Leased Property that is the subject of Bonds.

         "Incidental Contracts" means those contracts to which a Consolidated Company is a party or by which its assets are bound, and as to which either (i) the assets or services provided to the Consolidated Company under said contract are not material or (ii) the assets or services so provided under said contract are generic in nature and can readily be replaced on substantially comparable terms and the loss of said assets or services in either event would not have a Material Adverse Effect.

         "Indebtedness" of any Person means, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under GAAP; (iii) all Guaranteed Indebtedness of such Person (including contingent reimbursement obligations under undrawn letters of credit); (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed; and (v) obligations or other liabilities under currency contracts, interest rate hedging contracts, or similar agreements or combinations thereof.

         "Indemnitee" means SunTrust Bank, in its individual capacity and in its capacity as Agent, and each Lender (but, in each case, only, with respect to any Leased Property, from and after the Completion Date for such Leased Property), and the Lessor, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; provided, however, that in no event shall any Lessee be an Indemnitee.

         "Indemnitee Group" means the respective Affiliates, employees, officers, directors and agents of the Agent (in its individual capacity), each Lender or the Lessor, as applicable; provided, however, that in no event shall any Lessee be a member of the Indemnitee Group.

         "Initial Closing Date" means the Closing Date for the first Leased Property acquired by the Lessor.

         "Intercompany Loans" means, collectively, (i) the loans more particularly described on Schedule 4.1(u) to the Master Agreement and (ii) those loans or other extensions of credit made by any Consolidated Company to another Consolidated Company.

         "Investment" means, when used with respect to any Person, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution by such Person (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise) to any Person, or any direct or indirect purchase or other acquisition by such Person of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities issued by any other Person.

         "Joinder Agreement" means an agreement substantially in the form of Exhibit E to the Master Agreement pursuant to which a Subsidiary of DAP shall become a Lessee.

         "Land" means the land described in the related Lease Supplement.

         "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs, treaties or decrees of any Governmental Authority, or of any court or similar entity established by any thereof.

         "Lease" means the Master Lease Agreement, dated as of May 30, 2000 together with each Lease Supplement thereto, among the Lessees and the Lessor.

         "Lease Balance" means, with respect to all of the Leased Properties, as of any date of determination, an amount equal to the aggregate sum of the outstanding Funded Amounts of all Funding Parties, all accrued and unpaid interest on the Loans, all accrued and unpaid Yield on the Lessor's Invested Amounts, all unpaid fees owing to the Funding Parties under the Operative Documents, including all other amounts owing to the Funding Parties by the Lessees under the Operative Documents.

         "Lease Supplement" means a supplement to the Lease substantially in the form of Exhibit A thereto.

         "Lease Term" means (a) the Base Term, as it may be renewed pursuant to
Section 14.9 of the Lease or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

         "Lease Termination Date" means the last day of the Lease Term.

         "Leased Property" means Land and the related Building(s). For purposes of the Lease, "Leased Property" means the Land identified in a Lease Supplement and the Buildings related thereto, unless the context provides otherwise. "Leased Property" shall not include any inventory of any Lessee.

         "Leased Property Balance" means, with respect to any Leased Property, as of any date of determination, an amount equal to the aggregate sum of the outstanding related Funded Amounts of all Funding Parties, all accrued and unpaid interest on the related Loans, all accrued and unpaid Yield on the related Lessor Invested Amounts, all related unpaid fees owing to the Funding Parties under the Operative Documents, and all other amounts owing to the Funding Parties by any Lessee under the Operative Documents with respect to such Leased Property.

         "Lender Basic Rent" means, for any Rent Period under the Lease, the aggregate amount of interest accrued on the Loans pursuant to Section 2.4 of the Loan Agreement during such Rent Period.

         "Lenders" means such financial institutions as are, or who may hereafter become, parties to the Loan Agreement as Lenders to the Lessor.

         "Lending Office" for each Lender means the office such Lender designates in writing from time to time to DAP SUB and the Agent.

         "Lessee" is defined in the preamble to the Master Agreement. The "related" Lessee with respect to any Leased Property means the Lessee that is party to the Lease Supplement for such Leased Property.

         "Lessor" is defined in the preamble to the Master Agreement.

         "Lessor Basic Rent" means, for any Rent Period under the Lease, the aggregate amount of Yield accrued and unpaid on the Lessor's Invested Amounts pursuant to Section 2.3(a) of the Master Agreement during such Rent Period.

         "Lessor Liens" means Liens on or against any Leased Property, the Lease, any other Operative Document or any payment of Rent (a) which result from any act or omission of, or any Claim against, the Lessor unrelated to the Transaction or from Lessor's failure to perform as required under the Operative Documents or (b) which result from any Tax owed by the Lessor, except any Tax for which a Lessee or DAP is obligated to indemnify (including, without limitation, in the foregoing exception, any assessments with respect to any Leased Property noted on the related Title Policy or assessed in connection with any construction or development by a Lessee or the Construction Agent).

         "Lessor Rate" is defined in the Lessor Side Letter.

         "Lessor Side Letter" means the letter agreement, dated as of May 30, 2000, between DAP and the Lessor.

         "Lessor's Invested Amount" means the amounts funded by the Lessor pursuant to Section 2 of the Master Agreement that are not proceeds of Loans by a Lender, as such amount may be increased during the related Construction Term pursuant to Section 2.3(c) of the Master Agreement.

         "LIBOR" means, for any Rent Period, with respect to LIBOR Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Rent Period, appearing on the Reuters Screen LIBOR Page as of 11:00 A.M. (London, England time) on the day that is two London banking days prior to the first day of the Rent Period. If at least two such rates appear on the Reuters Screen LIBOR Page, the rate for that Rent Period shall be the arithmetic mean of such rates, rounded, if necessary, to the next higher 1/16 of 1.0%; and in either case as such rates may be adjusted for any applicable reserve requirements. If the foregoing rate is unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Agent from Telerate or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to DAP SUB and the Lenders; in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, if the rate is not such a multiple.

         "LIBOR Advance" means that portion of the Funded Amount bearing interest at a rate based on LIBOR.

         "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of indebtedness, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing.

         "Loan" shall have the meaning specified in Section 2.1 of the Loan Agreement.

         "Loan Agreement" means the Loan Agreement, dated as of May 30, 2000, among the Lessor, the Agent and the Lenders.

         "Loan Documents" means the Loan Agreement, the Notes, the Assignments of Lease and Rents, the Mortgages and all documents and instruments executed and delivered in connection with each of the foregoing.

         "Loan Event of Default" means any of the events specified in Section
5.1 of the Loan Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

         "Loan Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become a Loan Event of Default.

         "Loss Proceeds" is defined in Section 10.6 of the Lease.

         "Margin Regulations" means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Margin Stock" means "margin stock" as defined in Regulation T, U or X.

         "Master Agreement" means the Master Agreement, dated as of May 30, 2000, among DAP, the Lessees, the Lessor, the Agent and the Lenders.

         "Material Adverse Effect" means with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (i) a materially adverse effect on the ability of Guarantor or any Lessee to perform its obligations under any Operative Document, (ii) a materially adverse effect on the financial condition, operations, business, prospects or assets of DAP and its subsidiaries, taken as a whole, (iii) a materially adverse effect on the value or useful life of any Leased Property, or the legality, validity or enforceability of any of the Operative Documents or (iv) a materially adverse effect on the status or priority of the Agent's or any Funding Party's interest in any Leased Property.

         "MBFC" is defined in Section 2.6 of the Master Agreement.

         "Mississippi Bonds" means the Bonds issued pursuant to the Trust Indenture.

         "Mississippi Property" means the Leased Property located in Copiah County, Mississippi.

         "Monthly Payment Date" means the fifteenth (15th) day of each calendar month or, if such day is not a Business Day, the next Business Day.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means, with respect to any Leased Property, that certain mortgage, deed of trust or security deed, dated as of the related Closing Date, by the Lessor to the Agent, in the form of Exhibit D-1 or D-2 attached to the Master Agreement, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Agent in the jurisdiction where the Leased Property is located.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Notes" means the A Note and the B Note issued by the Lessor under the Loan Agreement, and any and all notes issued in replacement or exchange therefor in accordance with the provisions thereof.

         "Obligations" means all indebtedness (whether principal, interest, fees or otherwise), obligations and liabilities of the Guarantor and each Lessee to the Funding Parties (including without limitation all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings thereof, whether or not the same involve modifications to interest rates or other payment terms of such indebtedness, obligations and liabilities), whether arising under any of the Operative Documents or otherwise, and whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by Funding Parties outright, conditionally or as collateral security from another, including but not limited to the obligation of the Guarantor and each Lessee to repay future advances by the Funding Parties, whether or not made pursuant to commitment and whether or not presently contemplated by the Guarantor or any Lessee and the Funding Parties under the Operative Documents.

         "Obligors" means the Guarantor, the Subsidiary Guarantors and the Lessees, collectively.

         "Officer's Certificate" of a Person means a certificate signed by the Chairman of the Board or the President or the Chief Financial Officer or any Executive Vice President or any Senior Vice President or any other Vice President or the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary of such Person.

         "Operative Documents" means the Master Agreement, the Purchase Agreements, the Deeds, the Lease, the Security Agreement and Assignment, the Notes, the Loan Agreement, the Guaranty Agreement, the Assignments of Lease and Rents, the Mortgages, the Ground Leases, the Construction Agency Agreement, the Joinder Agreements, the Contribution Agreement, the Subsidiary Guaranty and the other documents delivered in connection with the transactions contemplated by the Master Agreement.

         "Overdue Rate" means the lesser of (a) the highest interest rate permitted by Applicable Law and (b) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate) year equal to 2.0% above the Base Rate in effect from time to time or, in the case of Yield, 2% above the Lessor Rate.

         "Partial Purchase Option" is defined in Section 14.1(b) of the Lease.

         "Partnership Agreement" means the Agreement of Limited Partnership of AFG, dated as of February 28, 1996, among the General Partner and the persons listed on Schedule A thereto as limited partners.

         "Payment Date" means the last day of each Rent Period (and if such Rent Period is longer than three months, the day that is 90 days after the first day of such Rent Period) or, if such day is not a Business Day, the next Business Day.

         "Payment Date Notice" is defined in Section 2.3(d) of the Master Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation, and any successor thereto.

         "Permitted Liens" means the following with respect to any Leased
Property: (a) the respective rights and interest of the related Lessee, the Lessor, the Agent and any Lender, as provided in the Operative Documents, (b) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the related Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (d) Liens arising after such Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (e) easements, rights of way, reservations, servitudes and rights of others against the Land which do not materially and adversely affect the value or the utility of such Leased Property, (f) other Liens incidental to the conduct of the related Lessee's business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of such Leased Property or materially impair the use thereof, (g) assignments and subleases expressly permitted by the Operative Documents, (h) Liens in favor of municipalities agreed to by the related Lessee that do not affect the value or utility of the related Leased Property and (i) Liens created by IDB Documentation.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

         "Plan" means any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of DAP or an ERISA Affiliate, which provides benefits or deferred compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:

                  (i) Executive Arrangements - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute", "rabbi trust," or other executive compensation plan, program, contract, arrangement or practice;

                  (ii)  ERISA Plans - any "employee benefit plan" as defined in
         Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for welfare benefits, medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

                  (iii) Other Employee Fringe Benefits - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

         "Plans and Specifications" means with respect to any Building the final plans and specifications for such Building prepared by the Architect, and, if applicable, referred to by the Appraiser in the Appraisal, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

         "Potential Event of Default" means any event, condition or failure which, with notice or lapse of time or both, would become an Event of Default.

         "Purchase Agreement" means with respect to any Land, the purchase agreement with the Seller for the conveyance of such Land to the Lessor.

         "Purchase Option" is defined in Section 14.1(a) of the Lease.

         "Rate Management Transaction" means any transaction (including any agreement with respect thereto) now existing or hereafter entered into between DAP and any Lender which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Recourse Deficiency Amount" means, as of any date of determination thereof, the sum of (i) the aggregate principal amount of the A Loans then outstanding, plus (ii) all accrued and unpaid interest on the A Loans.

         "Release" means the release, deposit, disposal or leak of any Hazardous Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

         "Release Date" means, with respect to any Leased Property, the earlier of (i) the date that the Lease Balance has been paid in full, and (ii) the date on which the Agent gives notice to the Lessor that the Lenders release any and all interest they may have in such Leased Property, and all proceeds thereof, and any rights to direct, consent or deny consent to any action by the Lessor with respect to such Leased Property.

         "Remarketing Option" is defined in Section 14.6 of the Lease.

         "Rent" means Basic Rent and Supplemental Rent, collectively.

         "Rent Period" means (i) in the case of Base Rate Advances, means the period from, and including, a Monthly Payment Date (or the date of the borrowing or conversion of such Base Rate Advance, if such date is other than a Monthly Payment Date) to, but excluding, the next succeeding Monthly Payment Date; and
(ii) with respect to any LIBOR Advance:

         (1) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Advance and ending one, two, three or six months thereafter, as selected by DAP SUB in its Funding Notice or Payment Date Notice, as the case may be, given with respect thereto; and

         (2) thereafter, each period commencing on the last day of the next preceding Rent Period applicable to such LIBOR Advance and ending one, two, three or six months thereafter, as selected by DAP SUB by irrevocable notice to the Agent in its related Payment Date Notice;

provided, however that:

         (a) The initial Rent Period for any Funding shall commence on the Funding Date of such Funding and each Rent Period occurring thereafter in respect of such Funding shall commence on the day on which the next preceding Rent Period expires;

         (b) If any Rent Period would otherwise expire on a day which is not a Business Day, such Rent Period shall expire on the next succeeding Business Day, provided that if any Rent Period in respect of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Rent Period shall expire on the next preceding Business Day;

         (c) Any Rent Period in respect of LIBOR Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period shall, subject to paragraph (d) below, expire on the last Business Day of such calendar month;

         (d) No Rent Period shall extend beyond the Lease Termination Date; and

         (e) At any one time, there shall be no more than six (6) Rent Periods;

         "Report" is defined in Section 7.6 of the Master Agreement.

         "Reportable Event" has the meaning set forth in Act Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for thirty days' notice to the PBGC is waived under applicable regulations.

         "Required Funding Parties" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Funded Amounts equal to at least 66-2/3% of the aggregate outstanding principal amount of all Funded Amounts.

         "Required Lenders" means, at any time, Funding Parties holding an aggregate outstanding principal amount of Loans equal to at least 66-2/3% of the aggregate outstanding principal amount of all Loans.

         "Requirement of Law" for any Person means the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Reuters Screen" means, when used in connection with any designated page and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Revolving Credit Agreement" means the Revolving Credit Agreement, dated as of July 29, 1999, among DAP, SunTrust Bank (as successor to SunTrust Bank, Central Florida, National Association), individually and as Administrative Agent, SunTrust Equitable Securities Corporation, as Arranger and Book Manager, Bank of America, N.A., individually and as Syndication Agent, The First National Bank of Chicago, individually and as Documentation Agent, and the other lenders party thereto.

         "Scheduled Construction Termination Date" means with respect to any Building twenty (20) months after the Closing Date for the related Land.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Agreement and Assignment" means, with respect to any Leased Property, the Security Agreement and Assignment (Construction Contract, Architect's Agreement, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings) from the Construction Agent to the Lessor, substantially in the form of Exhibit C to the Master Agreement.

         "Seller" with respect to any Leased Property means the Person who transfers such Leased Property to Lessor.

         "Senior Management" means with respect to any Person the Chief Executive Officer, the President, the Executive Vice Presidents and the Chief Financial Officer and any Person holding comparable offices or duties.

         "Solvent" means, with respect to any Person as of any date, that on such date(i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at anytime, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Stockholders' Equity" means, with respect to any Person as at any date of determination, the stockholders' equity of such Person, determined on a consolidated basis.

         "Subordinated Debt" means Indebtedness of DAP and its Subsidiaries subordinated to all obligations of DAP and its Subsidiaries or any other Credit Party arising under the Operative Documents on terms and conditions satisfactory in all respects to the Agent and the Required Lenders, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, as evidenced by the written approval of the Agent and Required Lenders.

         "Subsidiary" means any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

         "Subsidiary Guarantors" means the Subsidiaries of DAP that are party to the Subsidiary Guaranty.

         "Subsidiary Guaranty" means the Subsidiary Guaranty, dated as of May 30, 2000, issued by the Subsidiary Guarantors.

         "Supplemental Rent" means any and all amounts, liabilities and obligations other than Basic Rent which any Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Agent, any Lender or any other party, including, without limitation, amounts under Article XVI of the Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Funded Amount.

         "Tax Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Tax Indemnitee" means, with respect to each Leased Property, (i) so long as such Leased Property is a Construction Land Interest, the Lessor and its Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents and (ii) from and after the Completion Date for such Leased Property, the Lessor, SunTrust Bank, in its individual capacity and in its capacity as Agent, each Lender and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents; provided, however, that in no event shall any Lessee be a Tax Indemnitee.

         "Taxes" means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "Telerate" means, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Termination Event" means (a) a Reportable Event; (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Act Section 4041 of ERISA or (c) the institution of proceedings to terminate a Plan by the PBGC under Act Section 4042 of ERISA or the appointment of a trustee to administer any Plan.

         "Title Insurance Company" means the company that has or will issue the title policies with respect to a Leased Property, which company shall be reasonably acceptable to the Funding Parties.

         "Title Policy" is defined in Section 3.1 of the Master Agreement.

         "Total Capitalization" means the sum of Consolidated Funded Debt and Stockholders' Equity.

         "Transaction" means all the transactions and activities referred to in or contemplated by the Operative Documents.

         "Trust Indenture" is defined in Section 2.6 of the Master Agreement.

         "UCC" means the Uniform Commercial Code of Georgia, as in effect from time to time.

         "Wholly-Owned Subsidiary" means any Subsidiary, all of the stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by DAP either directly or through Wholly-Owned Subsidiaries.

         "Withholding Taxes" is defined in Section 7.5(f) of the Master
Agreement.

         "Yield" is defined in Section 2.3 of the Master Agreement.